UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

IDT Corporation

(Name of Registrant as Specified In Its Charter)

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Howard S. Jonas

Chairman of the Board of Directors

IDT Corporation
520 Broad Street
Newark, NJ 07102

November 7, 2008

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of IDT Corporation. The Annual Meeting will be held at 10:30 a.m. on Wednesday, December 17, 2008, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan on attending the Annual Meeting in person, you should complete, sign and date the enclosed form of proxy and return it by mail in the enclosed envelope or vote by telephone or on the Internet, in accordance with the instructions on the proxy card or other voting instructions included with the proxy materials. It is important that your shares be represented and voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in accordance with the instructions on the proxy card or other voting instructions included with the proxy materials, including by attending the Annual Meeting and voting in person.

I appreciate your interest and support of IDT and urge you to vote your shares either in person or by granting your proxy (by telephone, Internet or mail) as promptly as possible.

Sincerely,

Howard S. Jonas Chairman of the Board of Directors

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Wednesday, December 17, 2008

PLACE:	IDT Corporation, 520 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS:	1. To elect five directors, each for a term of one year.

2.      To approve an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will (a) increase the number of shares automatically granted to each non-employee director each year to 12,500 shares of Class B Common Stock for service on the Board of Directors and an additional 12,500 shares of Class B Common Stock for service as a member of one or more Committees of the Board of Directors of the Company, (b) increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 4,000,000 shares, (c) reserve 3,000,000 shares of the Company’s Common Stock available for the grant of awards thereunder and (d) remove the restriction that prohibits a grantee from receiving more than 2,000,000 options to purchase Common Stock or Class B Common Stock or more than 2,000,000 shares of restricted stock or deferred stock units during a calendar year.

3.      To approve an amendment to the IDT Corporation Employee Stock Purchase Plan that will increase the number of shares of the Company’s Class B Common Stock available for issuance thereunder by an additional 250,000 shares.

4. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2009.

5. To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on October 22, 2008.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card. Most stockholders also have the option of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting of Stockholders by following the instructions in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary

Newark, New Jersey

November 7, 2008

PROXY STATEMENT

i

ii

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on October 22, 2008, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 17, 2008 at 10:30 a.m., local time, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on November 12, 2008.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Wednesday, October 22, 2008 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 98,800,431 shares issued, of which 71,773,356, the outstanding shares, are entitled to vote at the Annual Meeting, consisting of 13,592,060 shares of Common Stock, 9,816,988 shares of Class A Common Stock and 48,364,308 shares of Class B Common Stock. The remaining 27,027,075 shares issued, consisting of 11,482,800 shares of Common Stock and 15,544,275 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast, or the majority of the outstanding shares of a class, if required, have voted in favor of any proposal.

Stockholders are entitled to one vote for each share of Common Stock held by them, three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders.

Holders of record of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided.

Beneficial holders of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party will receive voting instructions from their bank, broker or other holder of record.

Voting by telephone, Internet or mail will not limit the right of a stockholder of record as of the Record Date to vote in person at the Annual Meeting. If a stockholder’s shares are held in the name of a bank, broker or other holder of record, such stockholder must obtain a proxy, executed in his, her or its favor, from the holder of record to be able to vote at the Annual Meeting. All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Common Stock, Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

On March 13, 2008, the Board of Directors approved an amendment to the Company’s bylaws to change the vote standard for the election of directors from a plurality of the votes cast at the Annual Meeting to a majority of votes cast. In elections where a director has been nominated by a stockholder, the vote standard will continue to be a plurality of votes cast. The affirmative vote of a majority of the voting power present at the Annual Meeting will be required for the approval of all proposals: the election of directors (unless nominated by a stockholder) (Proposal No. 1), the amendment to the 2005 Stock Option and Incentive Plan, as amended and restated (Proposal No. 2), the amendment to the Employee Stock Purchase Plan (Proposal No. 3), and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 4).

If a bank, broker, or other holder of record holds shares of the Company’s Common Stock, Class A Common Stock or Class B Common Stock on behalf of a beneficial owner, the record holder is permitted to vote such shares on the election of directors (Proposal No. 1) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 4), even if the record holder does not receive voting instructions from the beneficial holder after sending this Proxy to the beneficial holder. Under New York Stock Exchange rules, without voting instructions from the beneficial owner, brokers may not vote shares on the approval of the amendment to the 2005 Stock Option and Incentive Plan, as amended and restated (Proposal No. 2) or the approval of the amendment to the Employee Stock Purchase Plan (Proposal No. 3). In the absence of voting instructions from the beneficial owner, a broker non-vote will occur. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

Electronic Delivery

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report (the proxy materials) are available on the Company’s web site, www.idt.net/ir. Instead of receiving future copies by mail, stockholders can elect to receive an e-mail that will provide electronic links to the proxy materials and instructions on how to vote. Opting to receive proxy materials online will save the Company the cost of producing and mailing documents.

Stockholders of record can enroll for electronic delivery by visiting www.amstock.com and clicking on Shareholder Account Access. Complete instructions are set forth on the proxy card.

Beneficial stockholders may also have the opportunity to receive copies of the proxy materials electronically. Beneficial stockholders should consult the information provided in the proxy materials mailed to them by their brokers and banks.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The above contact information may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a Fiscal Year refers to the Fiscal Year ending in the calendar year indicated (e.g., Fiscal 2008 refers to the Fiscal Year ended July 31, 2008).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at www.idt.net/ir and which also are available in print to any stockholder upon request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be “independent” directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of “independent” directors, the Board of Directors has affirmatively determined that a majority of the members of the Board of Directors are “independent” in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of “independent” directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of “independent” directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of “independent” directors, and a Nominating Committee comprised of two management directors.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. For a director to be considered independent, the Board must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of “independent,” and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. The Board of Directors uses the following Independent Director Qualification Standards in determining the “independence” of its directors:

1. During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2. During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) Neither the director nor any of his or her immediate family members shall be a current partner of a firm that is the Company’s internal or external auditor, (b) the director shall not be a current employee of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4. Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5. The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

The Corporate Governance Committee undertook a review of director independence in September 2008 and, based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Eric Cosentino, James R. Mellor and Judah Schorr is “independent” in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member of the Audit, Compensation and Corporate Governance Committees is independent. None of these non-employee directors had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence. In addition, the Corporate Governance Committee determined that James A. Mellor continued to be qualified to serve as a director of the Company, despite the fact that he had reached the retirement age set forth in the Corporate Governance Guidelines.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director.

Director Communications

Stockholders and other interested parties may communicate with: (i) the Board of Directors, by contacting the Chairman of the Board; (ii) the non-management directors, by contacting the Lead Independent Director; and (iii) the Audit, Compensation or Corporate Governance Committees of the Board of Directors, by contacting the Chairs of such committees. All communications should be in writing, should indicate in the address whether the communication is intended for the Lead Independent Director, the Chairman of the Board, or a Committee Chair, and should be directed care of IDT Corporation’s Corporate Secretary, Joyce J. Mason, Esq., Stockholder Communications, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-management directors, to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance Committees, to the Chairs of such committees.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•	Obscene materials;

•	Unsolicited marketing or advertising material or mass mailings;

•	Unsolicited newsletters, newspapers, magazines, books and publications;

•	Surveys and questionnaires;

•	Resumes and other forms of job inquiries;

•	Requests for business contacts or referrals;

•	Material that is threatening or illegal; or

•	Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•	Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•	Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held 15 meetings in Fiscal 2008. In Fiscal 2008, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2007 attended the 2007 annual meeting of stockholders.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-management directors of the Company meet at regularly scheduled executive sessions without management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. James R. Mellor, a non-management director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since August 23, 2007.

The Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, and a Corporate Governance Committee. The Board of Directors had also established an Investment Committee, which was disbanded in March 2008.

The Audit Committee

The Audit Committee consists of James Mellor (Chairman), Eric Cosentino and Judah Schorr, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held 11 meetings during Fiscal 2008. The Board of Directors has determined that (i) all of the members of the Audit Committee are “independent” within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Mellor qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas and James A. Courter, neither of whom is “independent” in accordance with Section 303A.04 of the New York Stock Exchange Listed Company Manual. The Company, as a “controlled company,” is exempt from such requirement pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating

Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one meeting in Fiscal 2008.

The Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing and evaluating all compensation arrangements for the executive officers of the Company and administrating the Company’s 2005 Stock Option and Incentive Plan, as amended and restated, and, its predecessor, the 1996 Stock Option and Incentive Plan, as amended. The Compensation Committee currently consists of Messrs. Mellor (Chairman), Cosentino and Schorr. The Compensation Committee held 16 meetings during Fiscal 2008. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have served as an officer or employee of the Company or have any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.”

The Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of independent directors, (iii) reviews and monitors related person transactions and (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee. The Corporate Governance Committee currently consists of Messrs. Cosentino (Chairman), Mellor and Schorr. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, www.idt.net/ir, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above. The Corporate Governance Committee held five meetings in Fiscal 2008.

The Investment Committee

The Investment Committee, during its existence, was responsible for oversight of the Company’s investments. The Investment Committee was established by the Board on December 14, 2006. On September 18, 2007, the Board expanded the membership of the Investment Committee beyond directors; therefore, the Investment Committee was no longer a committee of the Board. On March 13, 2008, the Investment Committee was disbanded. The Investment Committee reported to the Audit Committee. The Investment Committee operated under a written charter adopted by the Board of Directors. The Investment Committee held four meetings in Fiscal 2008.

2008 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2008 was comprised of equity compensation, consisting of awards of restricted Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2005 Stock Option and Incentive Plan, as amended and restated, each non-employee director of the Company will receive, on each January 5th (or the next business day thereafter), an automatic grant of 3,750 shares of Class B Common Stock (or 12,500 shares of Class B Common Stock, if the stockholders adopt Proposal No. 2). In addition, each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of January 5th (or the next business day thereafter) will receive an additional annual automatic grant of 3,750 shares of Class B Common Stock (without duplicate grants for serving on multiple committees) (or 12,500 shares of Class B Common Stock, if the stockholders adopt Proposal No. 2). A new director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, pro rated based on the calendar quarter of the year in which such person became a director. The restricted stock is granted on a going forward basis, before the director completes his or her service for the year. All such grants of stock to non-employee directors are subject to certain terms and conditions described in the Company’s 2005 Stock Option and Incentive Plan, as amended and restated.

Director Board Retainers

Each non-employee director of the Company who attended at least 75% of the meetings of the Board of Directors during a calendar year receives an annual cash retainer of $50,000. Such payment is made in January of the calendar year following attendance of at least 75% of the Board meetings during the preceding year, and is pro-rated for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable board meetings for such partial year. The Company’s Chief Executive Officer may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances.

Committee Fees

Non-employee directors who serve on committees of the Board of Directors received the following annual fees during calendar 2007: $20,000 for the Audit Committee, $10,000 for the Compensation Committee and $5,000 for the Corporate Governance Committee. For calendar 2008, the annual fees were increased as follows: $25,000 for the Audit Committee, $15,000 for the Compensation Committee and $10,000 for the Corporate Governance Committee. In addition, non-employee directors who served on the Investment Committee received $2,000 for each Investment Committee meeting they attended in person and $1,000 for each Investment Committee meeting in which they participated by telephone. Committee fees are paid quarterly to committee members who attend at least 75% of the meetings of each committee’s meetings during a calendar quarter. The members of the Nominating Committee did not receive payment from the Company, as the Nominating Committee is comprised of management directors.

Lead Independent Director and Audit Committee Financial Expert

In recognition of additional responsibilities, the person or persons serving as Lead Independent Director of the Board of Directors and the Audit Committee’s financial expert receive additional compensation for performing such services. During Fiscal 2008, each of the Lead Independent Director annual retainer and the Audit Committee’s financial expert annual retainer was $62,500 per calendar year. James Mellor has served as the Lead Independent Director and the Audit Committee’s financial expert since August 23, 2007. All such annual retainers payable to the Lead Independent Director and the Audit Committee’s financial expert are pro rated for any partial years served in such positions.

Stock Ownership Guidelines for Directors

On March 16, 2006, the Board of Directors adopted stock ownership guidelines to further align the interests of its directors and executive officers with the interests of stockholders and to further promote IDT’s commitment to sound corporate governance. Directors are required, within five years of joining the Board of Directors, to hold shares of IDT stock with a value equal to three times the amount of the annual cash retainer paid to directors.

Shares of IDT stock that count towards satisfaction of the stock ownership guidelines include:

•	Shares owned by the director or his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the director or his or her family;

•	Restricted shares (whether or not vested) owned by the director or his or her immediate family members; and

•	In-the-money value of vested stock options owned by the director or his or her immediate family members.

The guidelines may be waived, at the discretion of the Corporate Governance Committee of the Board of Directors, if compliance would create severe hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

2008 Director Compensation Table

The following table lists Fiscal 2008 compensation for any person who served as a non-employee director during Fiscal 2008. This table does not include compensation to James A. Courter and Howard S. Jonas, who serve as directors and are named executive officers, as they do not receive additional compensation for their service as directors.

Name	Dates of Board Service During Fiscal 2008	Fees Earned or Paid in Cash ($)		Stock Awards ($)(4)	Option Awards ($)		All Other Compensation ($)	Total ($)
Eric F. Cosentino	08/01/07 – 07/31/08	$93,750	(1)	$54,338	$—		$—	$148,088
James R. Mellor	08/01/07 – 07/31/08	$224,750	(2)	$54,338	$949	(5)	$—	$280,037
Judah Schorr	08/01/07 – 07/31/08	$98,750	(3)	$54,338	$—		$—	$153,088

(1)	Consists of (a) $50,000, which represents the annual Board retainer earned in Fiscal 2008 and (b) $43,750, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2008.
(2)	Consists of (a) $50,000, which represents the annual Board retainer earned in Fiscal 2008, (b) $62,500, which represents fees earned as Lead Independent Director during Fiscal 2008, (c) $62,500, which represents fees earned as Audit Committee Financial Expert during Fiscal 2008 and (b) $49,750, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2008.
(3)	Consists of (a) $50,000, which represents the annual Board retainer earned in Fiscal 2008 and (b) $48,750, which represents committee fees earned for committee meetings and committee retainers during Fiscal 2008.
(4)	Represents the dollar amount recognized by the Company for financial statement reporting purposes and the grant date fair value calculated in accordance with FAS 123R.

(5)	Represents the dollar amount recognized by the Company for Financial Statement reporting purposes in accordance with FAS 123R in connection with the five year extension of the expiration date of 40,000 options to purchase Class B Common Stock. As of July 31, 2008, Mr. Mellor held options to purchase 40,000 shares of Class B Common Stock.

Non-employee directors held the following shares as of July 31, 2008:

Name	Class B Common Stock
Eric F. Cosentino	1,732
James R. Mellor	16,875
Judah Schorr	16,875

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On December 14, 2006, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions, which was administered by the Audit Committee until March 13, 2008, when the Board of Directors transferred such administration to the Corporate Governance Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Under the Policy, the Company’s legal department will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Corporate Governance Committee. Transactions that fall within this definition will be referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

In Fiscal 2008, the Company billed $230,742 for connectivity and other services it provided to Jonas Media Group (f/k/a Jonas Publishing), which is owned by Howard S. Jonas, the Chairman of the Board of Directors. As of July 31, 2008, Jonas Media Group owed the Company approximately $530,644, of which $299,902 was repaid in September 2008.

The Company, through its subsidiary, CTM Brochure Display, Inc. (“CTM”), distributes brochures for ETR Brochures, Inc., a brochure distribution firm controlled by Howard S. Jonas. ETR Brochures also distributes brochures for CTM. In Fiscal 2008, the Company (through CTM) billed ETR Brochures $34,659 for distribution services and ETR Brochures billed the Company $143,501 for distribution services. The net balance owed to the Company by ETR Brochures, Inc. was $7,532 as of July 31, 2008.

There is a brother/sister relationship between Howard S. Jonas, Chairman and controlling stockholder, and Joyce J. Mason, Executive Vice President, General Counsel and Corporate Secretary. Howard Jonas’ total compensation in Fiscal 2008 was approximately $1.1 million. Joyce Mason’s total compensation in Fiscal 2008 was approximately $485,000.

James A. Courter, the Chief Executive Officer and Vice Chairman of the Company’s Board of Directors, is a partner in the law firm of Courter, Kobert & Cohen, P.C., which has served as counsel to the Company since July 1996. The Company paid $344,867 to Courter, Kobert & Cohen, P.C. during Fiscal 2008. Payments will continue to be made throughout Fiscal 2009. Mr. Courter does not receive any portion of the payments made by the Company to Courter, Kobert & Cohen, P.C.

The Company obtains insurance policies from several insurance brokers. In Fiscal 2008, some of the policies were arranged through IGM Brokerage, a company affiliated with Jonathan Mason, the husband of Joyce J. Mason, the Executive Vice President, General Counsel and Corporate Secretary of the Company, and Irwin Jonas, the father of Joyce J. Mason and Howard S. Jonas. The aggregate premiums paid by the Company to IGM

Brokerage with respect to those policies in Fiscal 2008 were approximately $1.5 million, of which IGM Brokerage received $80,000. In addition, the Company paid premiums of approximately $1.4 million in Fiscal 2008 to certain third party brokers that in turn paid $75,000 of the commissions with respect to these premiums to IGM Brokerage. Other policies were written by other brokers with no commission received or shared by the affiliated company.

Mikhail Leibov, a former Executive Vice President of Telecom Business Development of the Company, was a director and stockholder of Fabrix.TV Ltd. (“Fabrix”), an Israeli company developing a product for non-linear television, during the same period when the Company was a 54% stockholder of Fabrix. Mr. Leibov owned approximately 7% of Fabrix during Fiscal 2008 when the Company, through its subsidiary, closed an additional investment in Fabrix whereby, upon closing, the Company held 73% of the voting control over Fabrix and agreed to loan Fabrix approximately $3.1 million in three installments: (i) $1.6 million at closing, (ii) $1 million on July 1, 2008 conditioned upon Fabrix’s satisfaction of certain milestones, which were satisfied and (iii) $500,000 on October 1, 2008 conditioned upon Fabrix’s satisfaction of the milestones, which were satisfied. In addition to the foregoing, Mikhail Leibov’s son-in-law, Jeffrey Hendler, is an employee of IDT Corporation with annual compensation in Fiscal 2008 of approximately $517,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock, Common Stock of IDT Telecom, Inc. (and Class A Common Stock of IDT Telecom, assuming conversion of all shares of Class A Common Stock into Common Stock of IDT Telecom), a privately held subsidiary of the Company, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, Class A Common Stock, or the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information is given as of October 22, 2008 and, in the case of percentage ownership information, is based on the following amount of outstanding shares: (i) 23,409,048 shares of Common Stock (assuming conversion of all 9,816,988 currently outstanding shares of Class A Common Stock into Common Stock for the percentage ownership information of Howard Jonas); (ii) 48,364,308 shares of Class B Common Stock; and (iii) 157,500 shares of Common Stock of IDT Telecom (assuming the conversion of all 150,000 shares of Class A Common Stock of IDT Telecom into Common Stock of IDT Telecom).

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Number of Shares of Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Howard S. Jonas	11,642,130	(1)	49.7%	5,087,889	(1)	10.5%	66.4%	157,500	(17)	100%
520 Broad Street Newark, NJ 07102
Barclays Global Investors, N.A.	—		—	2,725,700	(2)	5.6%	*	—		—
400 Howard Street San Francisco, CA 94105
Dimensional Fund Advisors, Inc.	1,407,484	(2)	10.4%	4,657,400	(2)	9.6%	3.9%	—		—
1299 Ocean Avenue Santa Monica, CA 90401
Fairholme Capital Management, L.L.C.	2,644,300	(2)	19.5%	3,119,800	(3)	6.5%	6.2%	—		—
51 JFK Parkway Short Hills, NJ 07078
Kahn Brothers & Co., Inc.	2,384,845	(2)	17.5%	—		—	5.0%	—		—
555 Madison Avenue 22nd Floor New York, NY 10022
Mihaljevic Capital Management, L.L.C.	1,201,979	(4)	8.8%	—		—	2.5%	—		—
141 East 56th Street, Suite 9K New York, NY 10022
Renaissance Technologies Corp.	—		—	2,675,100	(2)	5.5%	*	—		—
800 Third Avenue 33rd Floor New York, NY 10022
James A. Courter	—		—	3,112,936	(5)	6.1%	*	158,202	(18)	100%
Stephen R. Brown	1,000	(6)	*	136,174	(6)	*	*	87	(19)	*
Marc J. Oppenheimer	—		—	13,125	(7)	*	*	—		—
Liore Alroy	—		—	11,928	(8)	*	*	—		—
Marc E. Knoller	—		—	227,556	(9)	*	*	234	(19)	*
Morris Lichtenstein	—		—	327,386	(10)	*	*	—		—

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Number of Shares of Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Mikhail Leibov	—		—	3,357	(11)	*	*	—		—
Eric F. Cosentino	—		—	1,732	(12)	*	*	—		—
James R. Mellor	—		—	56,875	(13)	*	*	—		—
Judah Schorr	—		—	16,875	(14)	*	*	—		—
All directors, Named Executive Officers and other executive officers as a group (17 persons)	11,658,150	(15)	49.8%	9,759,564	(16)	18.8%	66.6%	158,850	(20)	99.8%

*	Less than 1%.
d	Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.
(1)	Consists of an aggregate of 9,816,988 shares of Class A Common Stock, 1,825,142 shares of Common Stock and 5,087,889 shares of Class B Common Stock, consisting of (i) 8,697,418 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 19,570 shares of Class A Common Stock held by the Jonas Family Limited Partnership, (iii) 1,100,000 shares of Class A Common Stock held by Howard S. Jonas 2007 Annuity Trust, (iv) 825,142 shares of Common Stock beneficially owned by the Jonas Foundation, (v) 1,000,000 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (vi) 301,377 shares of Class B Common Stock held by Mr. Jonas directly, (vii) 900,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (viii) 19,570 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (ix) an aggregate of 3,163,304 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, custodial accounts for the benefit of the children of Mr. Jonas and directly by a child of Mr. Jonas, (x) 700,000 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 2007 Annuity Trust and (xi) 3,638 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan as of September 30, 2008. Mr. Jonas is the General Partner of the Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, each of the Trusts of the Howard S. Jonas 1996 Annuity Trust Agreement and the Howard S. Jonas 2007 Annuity Trust and as the custodian of the custodial accounts.
(2)	According to Schedule 13F filed with the Securities and Exchange Commission calculating the number of shares as of June 30, 2008.
(3)	According to Schedule 13G filed with the Securities and Exchange Commission calculating the number of shares as of September 30, 2008.
(4)	According to Schedule 13G filed with the Securities and Exchange Commission calculating the number of shares as of September 18, 2008.
(5)	Consists of (a) 260,000 shares of Class B Common Stock held by Mr. Courter directly, (b) 131,865 restricted shares of Class B Common Stock held by Mr. Courter directly, (c) 4,015 shares of Class B Common Stock held by Mr. Courter in his 401(k) Plan as of September 30, 2008 and (d) 2,717,056 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6)	Consists of (a) 1,000 shares of Common Stock and 1,000 shares of Class B Common Stock held by Mr. Brown directly, (b) 94,024 restricted shares of Class B Common Stock held by Mr. Brown directly, (c) 3,688 shares of Class B Common Stock held by Mr. Brown in his 401(k) Plan as of September 30, 2008 and (d) 37,462 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7)	Consists of (a) 13,125 restricted shares of Class B Common Stock held by Mr. Oppenheimer directly.
(8)	Consists of (a) 11,928 restricted shares of Class B Common Stock held by Mr. Alroy directly.

(9)	Consists of (a) 10,000 shares of Class B Common Stock held by Mr. Knoller directly, (b) 24,639 restricted shares of Class B Common Stock held by Mr. Knoller directly, (c) 6,184 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (d) 3,941 shares of Class B Common Stock held by Mr. Knoller in his 401(k) Plan as of September 30, 2008 and (e) 182,792 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(10)	Consists of (a) 6,631 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (b) 316,170 restricted shares of Class B Common Stock held by Mr. Lichtenstein directly and (c) 4,585 shares of Class B Common Stock held by Mr. Lichtenstein in his 401(k) Plan as of September 30, 2008.
(11)	Consists of 3,357 shares of Class B Common Stock held by Mr. Leibov in his 401(k) Plan as of September 30, 2008.
(12)	Consists of restricted shares of Class B Common Stock held by Mr. Cosentino directly.
(13)	Consists of (a) 16,875 restricted shares of Class B Common Stock held by Mr. Mellor directly and (b) 40,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(14)	Consists of restricted shares of Class B Common Stock held by Mr. Schorr directly.
(15)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and 15,020 shares of Common Stock held directly by executive officers not named in the table above.
(16)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and the following additional amounts held by those persons serving as executive officers as of the date of the filing of this Proxy Statement that are not named in the table above: (a) 90,805 shares of Class B Common Stock held directly by certain executive officers, (b) 13,813 shares of Class B Common Stock held in certain executive officers’ 401(k) plans as of September 30, 2008, (c) 76,213 restricted shares of Class B Common Stock held directly by certain executive officers, (d) 6,760 shares of Class B Common Stock purchased by certain executive officers pursuant to the Company’s Employee Stock Purchase Plan and (e) 576,140 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days.
(17)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Jonas by virtue of his voting control of the Company. Mr. Jonas disclaims beneficial ownership of these shares.
(18)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Courter by virtue of his position of Chief Executive Officer of the Company. Mr. Courter disclaims beneficial ownership of these shares. Also includes 702 shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(19)	Consists of shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(20)	Consists of the shares and options set forth above with respect to the executive officers and directors named in the table above and 327 shares of Common Stock of IDT Telecom issuable upon the exercise of stock options exercisable within 60 days by certain executive officers not named in the table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2008, except that a Form 4 was not filed on a timely basis by each of James A. Courter, an executive officer of the Company (with respect to a purchase of Class B common stock) and Mitch Silberman, an executive officer of the Company (with respect to the grant of stock options).

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following independent directors, who constitute the Compensation Committee:

James R. Mellor, Chairman

Eric Cosentino

Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the Company’s Fiscal 2008 compensation program for our executive officers, including our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and the other current and former executive officers named in the Summary Compensation Table, or the “Named Executive Officers,” as well as certain compensation-related actions taken in Fiscal 2008. It includes information regarding our executive compensation philosophy, the overall objectives of our compensation program and each element of compensation that we provide to executives. It is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows this discussion. Except as described below, the Company does not have any executive long-term compensation or incentive plans.

Process and Administration

The Compensation Committee oversees our executive compensation programs and is responsible for determining and approving the compensation for each of our executive officers as well as the balance of the different components of each such executive officer’s compensation. The senior management of the Company assists the Compensation Committee in carrying out such duties by, among other things, supplying historical and comparative compensation data. Under our current process for determining executive compensation, our Chief Executive Officer and other members of senior management meet with our Compensation Committee and make recommendations to the committee regarding each element of compensation to be paid to our executive officers (other than our Chief Executive Officer) and other key employees, which recommendations are based upon the attainment of certain goals and objectives as identified by the Compensation Committee below. Our Compensation Committee then considers the recommendations of our Chief Executive Officer and other members of senior management and further evaluates the job performance of each executive officer in determining each element of compensation for each executive officer. In the case of our Chief Executive Officer, our Compensation Committee reviews his job performance, and determines each element of his compensation after discussing such matters with the Chairman of the Board.

In general, compensation for executives and upper management is intended to be aligned with the interests of the Company’s stockholders, although grants of restricted stock and stock options were awarded less often and in lesser amounts in Fiscal 2008 than in previous years because of the Company’s failure to meet its internal performance goals. Executive compensation consists of a base salary, with cash bonuses, stock options and restricted stock awarded primarily upon the attainment of performance goals or other significant events such as a major job promotion.

Executive Compensation Objectives

Our executive compensation is designed to achieve the following objectives:

Hire and retain qualified executives. We strive to maintain a compensation program that is competitive with those of similarly situated corporations (based on various factors, including size of business units, market capitalization and industry) so that we can attract, hire and retain executives with the knowledge, skills and abilities critical to the well-being and long-term growth and success of the Company. One goal of our compensation philosophy is the recruitment, development and retention of a workforce that matches our entrepreneurial approach to the development and monetization of business opportunities. We believe that the quality of the individuals we hire and retain at all levels is of extreme importance in determining the success of the Company, and thus it is critical for us to be able to hire and retain the best executives that we can. One of the ways in which we try to accomplish this goal is to provide competitive total compensation.

Reflect internal compensation balance and foster teamwork. In addition to providing competitive compensation packages to our executives, we seek to achieve a balance in the compensation paid to any one executive with the compensation paid to our other executives, and reflect the role played by each individual and the operations for which he or she is responsible. We believe that creating such an internal compensation balance generates a feeling of goodwill and fosters teamwork and cooperation between the various executives of the Company. Despite the desire for relativity and balance, our programs do allow for special compensation upon assumption of a new role (“signing” bonuses), event-driven bonuses upon specific developments that realize significant value for our stockholders and reward officers for their contributions to the success of specific business units.

Align the interests of our executives with those of our stockholders. The executive compensation program is designed to align the interests of our executives with those of our stockholders by rewarding the assumption of responsibility, performance, and the realization of key goals, including the successful development and disposition of assets. Upon the completion of transactions that are materially beneficial to stockholders, the Company often awards those employees primarily responsible for the transaction with a cash bonus and/or an equity award of stock options or restricted stock. During Fiscal 2008, however, cash bonuses and awards of restricted stock or stock options were significantly less than in prior years as a result of the failure of the Company to meet certain financial goals and objectives. We are currently developing compensation plans that will compensate management of significant subsidiaries based on the cash flows of the business units they manage as well as growth in the equity value of those subsidiaries. The Company expects that these plans will serve as a further incentive to our employees to maximize stockholder value in areas where they can have the greatest impact. Additionally, as discussed below, we have instituted stock ownership guidelines for our executive officers.

Compensation Program Design

The compensation philosophy of the Company is designed to develop and implement policies that will attract and retain executive officers who bring valuable experience and skills to the Company and motivate them to contribute to the Company’s short-term and long-term success. It is the practice of the Company to maintain competitive compensation levels in a manner that will provide incentive to those individuals who are critical in helping the Company achieve its business objectives.

The Compensation Committee believes that the development of compensation policies and the review of compensation programs is an evolving process that must take into account significant corporate developments and market dynamics. To that end, the Compensation Committee met sixteen times during Fiscal 2008 to, among other things, (i) discuss, review and approve bonuses and awards of restricted stock to executive officers, (ii) review the base salaries of all executive officers, (iii) work with management in the design of new plans to award employees of subsidiaries when their subsidiary achieves pre-determined goals, and (iv) review and, if necessary, update other employee benefit plans, including the 401(k) Plan and the Stock Option and Incentive Plan. The Compensation Committee intends to continue to reassess the Company’s existing compensation policies and to review, and, if appropriate, revise existing executive officer pay packages and agreements.

Evaluation of Executive Performance in Fiscal 2008

When assessing executive performance, the Compensation Committee does not rely on predetermined formulas. Rather, the Compensation Committee considers each executive’s overall contributions to the Company’s long-term and short-term goals. In Fiscal 2005, the Compensation Committee, working with senior management of the Company, compiled the following list of parameters (listed in no particular order) for the Compensation Committee to use as it evaluates the performance of the Chief Executive Officer and other executive officers of the Company, which factors are reviewed each year to modify the enumerated factors and determine weighting to be used in each circumstance:

•	earnings per share;

•	stockholder value;

•	core business growth, revenue growth, revenue diversification and geographic and market expansion;

•	free cash flow;

•	the strength of the Company’s balance sheet;

•	intellectual property development and utilization;

•	legal and regulatory compliance;

•	the extent to which budgetary objectives are met;

•	the development of a strategic vision and a strategic plan; and

•	organizational transparency.

In Fiscal 2008, the Compensation Committee determined that the above-listed parameters remained appropriate to use in its evaluation of the performance of the Chief Executive Officer and other executive officers of the Company. In addition to the parameters listed above, in Fiscal 2008, the Compensation Committee also considered whether the Chief Executive Officer contributed towards the turnaround of business and financial condition of the Telecom division and the Company as a whole, and whether each evaluated executive officer contributed to the Company’s (or his or her division’s) goal of becoming cash-flow positive. The weight assigned to each parameter in a specific circumstance depended on that individual’s role and position in the Company (e.g., corporate management versus senior management within an operational division). The Compensation Committee believes that sufficient latitude exists in the interpretation of the parameters to give adequate weight to both the short-term and long-term objectives of the Company, as well as current operations and significant events and transactions. This list of parameters is considered when developing factors that are more tailored to each executive’s responsibilities.

The Compensation Committee considers the need for the management of the Company to balance short-term goals, such as generating positive free cash flow, with longer-term goals, such as fostering the Company’s entrepreneurial investments, monetizing businesses developed by the Company and maintaining a strong balance sheet. The success of the effort to balance these often-competing objectives and their benefits to the Company cannot always be quantified, but the Compensation Committee believes that these efforts are critical to the Company’s ongoing success.

In Fiscal 2007, the bonus component of the executive officers’ compensation was substantially eliminated, although special bonuses were paid in Fiscal 2008 upon specific circumstances or developments that realized value for our stockholders, including the attainment of certain goals at the business unit level. Other than as set forth on the Summary Compensation Table, the Company did not pay bonuses or award restricted stock or stock options to the Named Executive Officers in Fiscal 2008 because of the Company’s failure to meet financial goals.

Elements of the Executive Compensation Program

The Company’s compensation program is designed to provide executives with incentives to advance both the short-term and long-term interests of the Company. Accordingly, the Company’s current compensation program consists of base salary and, upon the closing of transactions that are materially beneficial to stockholders, job promotions or other special circumstances, awards of cash bonuses and/or restricted stock. In addition to reviewing the individual components of this compensation program, the Compensation Committee also reviews periodically the totality of the compensation packages of each executive.

The following describes each element of our executive compensation program, the rationale for each and the way in which the amount of each such element is determined.

Salaries and Cash Bonuses. Salaries for the Company’s executive officers are determined primarily on the basis of each executive officer’s responsibility, the general salary practices of similarly situated companies and each officer’s individual qualifications and experience. As set forth in the Summary Compensation Table below, in Fiscal 2008, the total annual base salaries paid to the Named Executive Officers by the Company ranged from $323,142 to $856,000.

Bonuses for the Company’s executive officers are based on various financial and non-financial results of the Company and its subsidiaries as described above. In Fiscal 2008, certain Named Executive Officers were awarded bonuses for their significant roles in beneficial corporate transactions and events. Our Chief Executive Officer, Jim Courter, was awarded a $372,000 cash bonus for his increased responsibility and workload as a result of management changes and turn-around efforts. Liore Alroy, who assumed the role as the Company’s Executive Vice President and IDT Telecom’s Chief Executive Officer during Fiscal 2008, was awarded a $2 million bonus for his significant role in procuring a $42 million settlement award for the Company in its arbitration proceedings against Altice One.

Moreover, as part of the Company’s incentive compensation program, adopted October 24, 2007, whereby the Company’s telecom division’s management team and other key employees were compensated by sharing in the telecom division’s positive cash flows generated by the businesses they operate or develop, as well as proceeds from monetization of assets and growth in the value created in the telecom division, certain executive officers of the telecom division received performance bonuses. In Fiscal 2008, Morris Lichtenstein and Mikhail Leibov received aggregate bonuses of $3.7 million and $1.1 million, respectively, pursuant to such program. The Company also adopted a similar incentive compensation program in its IDT Energy division. No bonuses were paid to the Company’s named executive officers in Fiscal 2008 pursuant to the IDT Energy incentive compensation program.

Stock Options and Restricted Stock. Stock options and shares of restricted stock are awarded to executive officers and other employees upon the closing of transactions that are materially beneficial to stockholders, job promotions or other special circumstances. Stock options provide value to the executive only when the Company’s stock price exceeds the stock option exercise price, which is equal to the closing price of the stock on the last business day immediately prior to the date that the stock option is granted. Accordingly, the Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company’s stockholders. Grants of restricted stock further a sense of stock ownership by executive officers and better align their interests with those of the Company’s stockholders.

In Fiscal 2008, because the Company failed to meet its financial goals, the Company did not award stock options to any of its Named Executive Officers, and awarded shares of the Company’s restricted Class B Common Stock to only two Named Executive Officers—Jim Courter was awarded 93,234 shares of restricted Class B Common Stock because of his increased responsibility and workload as a result of management changes and turn-around efforts and Stephen R. Brown was awarded 33,000 shares of restricted Class B Common Stock because of his promotion to his position as Chief Operating Officer of the Company. Mr.  Brown was subsequently appointed as Chief Financial Officer of the Company in Fiscal 2008.

Other Elements of Compensation

Retirement and Health and Welfare Benefits. The Company has a 401(k) plan pursuant to which all employees (including executive and non-executive officers) can contribute up to 80% of their salary, subject to the limitations set forth in the Internal Revenue Code, and the Company matches employee contributions. The Company’s maximum matching contribution was $6,750 for calendar 2007 and will be $6,900 for calendar 2008. Our executive officers are eligible to participate in our health and other benefits plans on the same terms as our other employees.

Termination of Employment and Change-in-Control Arrangements. Our Chief Executive Officer and Chairman have employment agreements with the Company with severance provisions that provide that such officers would continue to receive their salaries for a period of time in the case of involuntary termination without cause. In addition, the rights upon change-in-control with respect to restricted stock and stock options held by Named Executive Officers are set forth under the heading “Potential Payments upon Termination or Change-in-Control” below. The Company does not have a fixed policy on entering into such agreements, and each case is reviewed on an individual basis. The Company does not have a policy regarding cash payments in the event of a change-in-control of the Company.

In Fiscal 2008, as part of a broader restructuring program designed to cut costs and achieve profitability, various telecom executive officers were terminated or resigned and received severance payments pursuant to such program, including Morris Lichtenstein who entered into a Separation Agreement that provided, among other things, a severance payment of $3.3 million, of which $2.6 million was paid on April 15, 2008, $200,000 was paid on June 15, 2008 and $500,000 will be paid on December 10, 2008, and Mikhail Leibov, who received a severance payment of $1.5 million. Shortly after the execution of his Separation Agreement, Morris Lichtenstein entered into a Consulting Agreement with the Company that provided, among other things, for the payment to Mr. Lichtenstein of an aggregate of $3.4 million, payable in eight equal monthly installments of $425,000 beginning on April 15, 2008. On May 29, 2008, the Company and Marc Oppenheimer, the Company’s former Chief Financial Officer, entered into a Separation Agreement entitling Mr. Oppenheimer to severance payments totaling $675,409 over the course of the year following Mr. Oppenheimer’s termination.

Perquisites and Other Benefits. We provide perquisites to our executive officers in limited situations where we believe it is appropriate to assist them in the performance of their duties and to help us in the recruitment and retention of executives. In addition, we provide other benefits to our executive officers on the same basis as other employees. These benefits include medical insurance, dental insurance, life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan.

Impact of Tax Treatment on Compensation Decisions. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to publicly held companies for compensation in excess of $1.0 million paid to any individual, including any of the Named Executive Officers. However, qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Additionally, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Equity Ownership Guidelines. On March 16, 2006, our Board of Directors adopted stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to further promote IDT’s commitment to sound corporate governance. Stock ownership guidelines for IDT’s executive officers are determined as a multiple of the executive’s base salary and then converted to a number of shares required to be owned by such executive. The guideline for IDT’s Chief Executive Officer and Chairman is set at the value of eight times their respective annual base salaries. The guideline for other executive officers is set at the value of three times the executive officer’s annual base salary. Executive officers will have five years from the date of the initial adoption of the guidelines (until March 15, 2011) or from the date of their election as an executive officer, whichever is later, to meet these ownership guidelines. Failure to meet, or in unique circumstances to show sustained progress toward meeting, these guidelines, may result in a reduction of future stock-based grants. Executive officers are notified each year of the status of their compliance with the stock ownership guidelines.

Shares of IDT stock that count towards satisfaction of the stock ownership guidelines include:

•	Shares owned by the executive officer or director or his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the executive officer or director or his or her family;

•	Restricted shares (whether or not vested) owned by the executive officer or director or his or her immediate family members;

•	In-the-money value of vested stock options owned by the executive officer or director or his or her immediate family members; and

•	Shares held in IDT’s employee/executive plans (e.g., 401(k), Employee Stock Purchase, etc.) by such executive officer.

The guidelines may be waived or deadlines for compliance extended, at the discretion of the Corporate Governance Committee of the Board of Directors, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

Adjustment or Recovery of Rewards or Payments made to Executive Officers. The Company does not have a policy regarding the recovery of performance-based awards in the event of a restatement or adjustment of the performance measures upon which they are based in addition to those requirements set forth in Section 304 of the Sarbanes-Oxley Act of 2002. Section 304 requires the principal executive officer and principal financial officer of a publicly held company if, in certain instances, the company restates its financial statements as a result of financial reporting misconduct, to reimburse the company for any bonus or other incentive-based or equity-based compensation received from the company during the twelve month period following the filing of the financial statements that need to be restated and any profits realized from the sale of securities of the company during such twelve-month period.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—Fiscal 2008

The table below summarizes the total compensation paid or awarded to each of the Named Executive Officers for Fiscal 2008 and Fiscal 2007. For a more thorough discussion of the executive compensation program, see the Compensation Discussion and Analysis section above.

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)			Total ($)
James A. Courter Chief Executive Officer and Vice Chairman of the Board of Directors(3)	2008 2007	$ $	856,000 685,630	$ $	372,000 694,444	$ $	259,669 123,795	$ $	171,170 71,200	$ $	30,642 34,702	(4)	$ $	1,689,481 1,609,771

Stephen R. Brown Chief Financial Officer and Treasurer and Former Chief Operating Officer(5)	2008 2007	$ $	430,917 441,598	$ $	— 4,796,198	$ $	199,414 2,021,209	$ $	113,739 47,311	$ $	13,498 53,307	(6)	$ $	757,568 7,359,624

Marc J. Oppenheimer Former Executive Vice President & Chief Operating Officer, Chief Financial Officer and Treasurer(7)	2008		$545,131		$—		$—		$—		$90,961	(8)		$636,092

Liore Alroy Executive Vice President and Chairman of Executive Committee	2008		$372,818		$2,750,000		$—		$—		$—			$3,122,818

Howard S. Jonas Chairman of the Board(9)	2008		$586,038		$502,934		$—		$—		$8,175	(10)		$1,097,147

Marc E. Knoller Executive Vice President	2008		$510,485		$—		$47,036		$99,560		$52,784	(11)		$709,865

Morris Lichtenstein Former Executive Vice President of Telecom and Former Chief Operating Officer(12)	2008 2007	$ $	396,154 484,871	$ $	3,882,868 2,872,794	$ $	0 27,766	$ $	55,736 105,241	$ $	4,084,883 18,616	(13)	$ $	8,419,641 3,509,288

Mikhail Leibov Former Executive Vice President of Business Development(14)	2008		$323,142		$1,271,847		$—		$—		$1,506,750	(15)		$3,101,739

(1)	The Company provides competitive base salaries to its executives. Prior to March 13, 2008, bonuses were paid quarterly, and an annual portion was paid as well. In Fiscal 2008, certain Named Executive Officers were awarded substantial bonuses for their significant roles in beneficial corporate transactions. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.
(2)	The amounts shown in this column reflect the dollar amounts recognized by the Company for stock option and restricted stock awards for financial statement reporting purposes in accordance with FAS 123R. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2008.
(3)	See discussion below regarding Mr. Courter’s Employment Agreement. Mr. Courter does not receive compensation for his role as a director of the Company.
(4)	Represents $4,603 paid for life insurance premiums, $19,289 of earnings distributed to Mr. Courter under the Company’s Key Employee Share Option Plan, and $6,750 matching contribution to Mr. Courter’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.

(5)	Mr. Brown served as Chief Financial Officer and Treasurer of the Company from March 29, 2007 to August 27, 2007. Mr. Brown also served as Senior Vice President of the Company from September 2007 through October 2007 and as Chief Operating Officer of the Company from October 2007 to January 2008. Mr. Brown currently serves as the Chief Financial Officer and Treasurer of the Company and has done so since January 2008.
(6)	Represents $1,335 paid for life insurance premiums, $5,413 paid for long-term disability insurance premiums, and $6,750 matching contribution to Mr. Brown’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(7)	Mr. Oppenheimer served as an Executive Vice President, the Chief Financial Officer and Treasurer of the Company from August 27, 2007 to January 3, 2008 and as the Chief Operating Officer of the Company from January 3, 2008 to April 30, 2008. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Oppenheimer during Fiscal 2008.
(8)	Represents an $81,833 severance payment from the Company, $6,231 matching contribution to Mr. Oppenheimer’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock and $2,897 for medical expense reimbursement.
(9)	See discussion below regarding Mr. Jonas’s Employment Agreement. Mr. Jonas does not receive compensation for his role as a director of the Company.
(10)	Represents $1,425 paid for life insurance premiums, and $6,750 matching contribution to Mr. Jonas’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(11)	Represents $1,005 paid for life insurance premiums, $40,483 of earnings distributed to Mr. Knoller under the Company’s Key Employee Share Option Plan, $4,546 paid for long-term disability insurance premiums, and $6,750 matching contribution to Mr. Knoller’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(12)	Mr. Lichtenstein served as the Chief Operating Officer of the Company from January 30, 2006 to October 24, 2007, and as the Company’s Executive Vice President of Telecom from October 24, 2007 to April 1, 2008. Mr. Lichtenstein also served as the Chief Executive Officer of IDT Telecom, Inc., a wholly owned subsidiary of the Company. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Lichtenstein during Fiscal 2008.
(13)	Represents a $2,800,000 severance payment from the Company, $1,275,000 for consulting fees from April 2008 through July 2008, $770 paid for life insurance premiums, $2,363 paid for long-term disability insurance premiums, and a $6,750 matching contribution to Mr. Lichtenstein’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.
(14)	Mr. Leibov served as the Executive Vice President of Business Development of the Company from June 19, 2007 to April 1, 2008. The information set forth in this table and in all of the tables set forth below includes all compensation earned by Mr. Leibov during Fiscal 2008.
(15)	Represents a $1,500,000 severance payment from the Company, and a $6,750 matching contribution to Mr. Leibov’s Company stock account established under the IDT Corporation 401(k) plan and invested in IDT’s stock.

Employment Agreements

James A. Courter and Howard S. Jonas previously entered into employment agreements with the Company (the “Employment Agreements”) that were in effect on July 31, 2008. The following is a description of the material terms of the compensation provided pursuant to the Employment Agreements. See the “Potential Payments Upon Termination or Change in Control” section for a description of the payments and benefits that would have been provided pursuant to the Employment Agreements if there had been a termination of employment or a change in control of the Company on July 31, 2008.

James A Courter: Mr. Courter’s employment agreement (the “Courter Employment Agreement”) was originally entered into effective April 1, 1999 and has since been amended six times. The current agreement, as amended, has a term through October 21, 2009. The agreement is automatically extendable for additional one-year periods unless the Company or Mr. Courter notifies the other within ninety days of the end of the term that the agreement will not be extended. Among other things, the agreement provides that Mr. Courter will serve as Chief Executive Officer of the Company. The Courter Employment Agreement was amended on March 13, 2007 to provide a minimum annual base salary of $856,000, which may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement. The Courter Employment Agreement was further amended effective November 5, 2008 (the “Revised Courter Agreement”), to provide that Mr. Courter will be paid 1,068,907 shares of restricted Class B Common Stock in lieu of a cash base salary during calendar 2009. In addition, under the terms of the original Courter Employment Agreement, Mr. Courter was granted options to purchase 300,000 shares of Class B Common Stock that vested over a three-year period. Pursuant to an October 2001 amendment to the Courter Employment Agreement, Mr. Courter was granted options to purchase an additional 1,000,000 shares of Class B Common Stock which vested over a five-year period. Under the Courter Employment Agreement, Mr. Courter is provided with a leased automobile and with life and disability insurance. Mr. Courter is also required to receive benefits commensurate with those provided to other senior executive officers of the Company.

Howard S. Jonas: Mr. Jonas’ employment agreement (the “Jonas Employment Agreement”) that was in effect as of July 31, 2008, was entered into effective April 1, 2002 and had since been amended two times. The Jonas Employment Agreement had a term through April 1, 2012. The agreement was automatically extendable for additional one-year periods unless the Company or Mr. Jonas notifies the other within ninety days of the end of the term that the agreement will not be extended. The Jonas Employment Agreement was amended on March 13, 2008 to provide a minimum annual base salary of $856,000 (but Mr. Jonas accepted only $750,000), which may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement. On October 31, 2008, the Company and Mr. Jonas entered into an Amended and Restated Employment Agreement (the “Revised Jonas Agreement”), pursuant to which Mr. Jonas will receive 2,650,000 restricted shares of Common Stock and 3,529,282 restricted shares of Class B Common Stock in lieu of a cash base salary from January 1, 2009 through December 31, 2013.

On May 29, 2008, the Company and Marc J. Oppenheimer entered into a Separation Agreement and General Release (the “Oppenheimer Separation Agreement”). The Oppenheimer Separation Agreement terminated Mr. Oppenheimer’s employment with Company on July 16, 2008. Pursuant to the Oppenheimer Separation Agreement, the Company agreed to pay to Mr. Oppenheimer payments totaling $675,409 over the course of the year following Mr. Oppenheimer’s termination. In exchange for the benefits offered in the Oppenheimer Separation Agreement, Mr. Oppenheimer provided to the Company a general release with respect to any claims arising out of his employment or separation from employment and is subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions.

On April 8, 2008, the Company and Morris Lichtenstein entered into a Separation Agreement and General Release (the “Lichtenstein Separation Agreement”). The Lichtenstein Separation Agreement terminates Mr. Lichtenstein’s employment with the Company effective April 1, 2008 and obligated the Company to pay Mr. Lichtenstein severance pay of $3.3 million over the course of the agreement. Effective April 15, 2008, Mr. Lichtenstein and the Company also entered into a Consulting Agreement (the “Lichtenstein Consulting Agreement”) pursuant to which Mr. Lichtenstein agreed to provide consulting services to the Company and its divisions, subsidiaries and affiliates, on a non-exclusive basis. The term of the Lichtenstein Consulting Agreement extends to December 15, 2008, unless earlier terminated. In consideration for Mr. Lichtenstein’s consulting services, the Company agreed to pay Mr. Lichtenstein the sum of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) per month of each month during the term of the Lichtenstein Consulting Agreement.

In exchange for the benefits offered in the Lichtenstein Separation Agreement and the Lichtenstein Consulting Agreement, Mr. Lichtenstein provided to the Company a general release with respect to any claims arising out of his employment or separation from employment and is subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions.

On June 16, 2008, the Company and Mikhail Leibov entered into a Separation Agreement and General Release (the “Leibov Separation Agreement”). The Leibov Separation Agreement terminated Mr. Leibov’s employment with the Company effective April 1, 2008 and required the Company to pay Mr. Leibov severance pay of $1.5 million. In exchange for the benefits offered in the Leibov Separation Agreement, Mr. Leibov provided to the Company a general release with respect to any claims arising out of his employment or separation from employment and is subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions.

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of Class B Common Stock underlying restricted stock awards and stock options under the Company’s 2005 Stock Option and Incentive Plan, as amended and restated, granted to the Named Executive Officers in Fiscal 2008.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards:		Grant Date Fair Value of Stock Awards(2)
Number of Shares of Stock or Units (#)(1)
James A. Courter	04/14/2008	03/12/2008	—	—	92,234	(3)	$370,139

Stephen R. Brown	10/29/2007	10/29/2007	—	—	33,000	(4)	$255,750

Marc J. Oppenheimer	—	—	—	—	—		—

Liore Alroy	—	—	—	—	—		—

Howard S. Jonas	—	—	—	—	—		—

Marc E. Knoller	—	—	—	—	—		—

Morris Lichtenstein	—	—	—	—	—		—

Mikhail Leibov	—	—	—	—	—		—

(1)	The restricted stock was granted under the 2005 Stock Option and Incentive Plan, as amended and restated. There is no purchase price associated with the grant of restricted stock.
(2)	Represents the grant date fair value of each equity award calculated in accordance with FAS 123R.
(3)	Shares vest 1/3 on each of April 14, 2008, April 12, 2009 and April 12, 2010.
(4)	Shares vest 1/3 on each of January 5, 2008, January 5, 2010 and January 5, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards made to each of the Named Executive Officers that are outstanding at the end of Fiscal 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)
James A. Courter	12,000	—		3.875	03/14/2016	62,156	(2)	$110,016
	365,345	—		2.1875	10/28/2016
	150,000	—		4.125	08/14/2017
	600,000	—		6.3125	02/28/2009
	100,000	—		10.4375	01/31/2010
	200,000	—		8.8515	04/04/2011
	1,000,000	—		9.01	10/21/2011
	100,000	—		14.45	09/05/2012
	100,000	—		14.95	01/02/2013
	33,333	—		12.95	07/21/2015
	56,378	112,756	(3)	11.33	04/22/2017

Stephen R. Brown	37,462	74,924	(3)	11.33	04//22/2017	22,000	(4)	$38,940

Marc J. Oppenheimer	—	—		—	—	—		—

Liore Alroy	—	—		—	—	—		—

Howard S. Jonas	—	—		—	—	—		—

Marc E. Knoller	100,000	—		8.8515	04/04/2011	—		—
	25,000	—		12.06	12/12/2011
	25,000	—		12.95	07/21/2015
	32,792	65,584	(5)	11.33	04/22/2017

Morris Lichtenstein	66,667	—		14.45	09/28/2008	—		—
	66,668	—		14.95	09/28/2008
	83,333	—		11.33	09/28/2008

Mikhail Leibov	8,000	—		15.94	09/28/2008	—		—
	5,334	—		14.45	09/28/2008
	20,000	—		14.95	09/28/2008
	8,333	—		19.91	09/28/2008
	9,999	—		15.67	09/28/2008
	9,500	—		12.93	09/28/2008

(1)	Market value is computed by multiplying the closing market price of our Class B Common Stock on July 31, 2008 ($1.77) by the number of restricted Class B common shares that have not vested.
(2)	31,078 restricted shares of Class B Common Stock to vest on each of April 12, 2009 and April 12, 2010.
(3)	Unexercised stock options vest as follows: 1/2 on each of January 2, 2009 and January 2, 2010.
(4)	11,000 restricted shares of Class B Common Stock to vest on each of January 5, 2010 and January 5, 2011.
(5)	32,792 restricted shares of Class B Common Stock to vest on each of January 2, 2009 and January 2, 2010.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by, and the shares of restricted Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2008.

Name	Option Awards		Restricted Stock Awards
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes		Value Realized on Vesting ($)(1)
James A. Courter	—	$—	42,745	4,393	(2)	$204,427
Stephen R. Brown	—	$—	21,000	8,316		$145,570
Marc J. Oppenheimer	—	$—	—	—		$—
Liore Alroy	—	$—	—	—		$—
Howard S. Jonas	—	$—	—	—		$—
Marc E. Knoller	—	$—	6,667	2,634		$46,669
Morris Lichtenstein	—	$—	—	—		$—
Mikhail Leibov	—	$—	—	—		$—

(1)	The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the shares of Class B Common Stock on the vesting date.
(2)	Instead of the Company withholding shares to cover taxes for the vesting of 31,078 shares on April 14, 2008 with a value of $122,758, Mr. Courter paid $45,074 to the Company to cover the withholding taxes.

Non-Qualified Deferred Compensation

We maintain two nonqualified arrangements for executives, The IDT Deferred Compensation Plan, effective as of January 1, 2003 (the “DCP”), and the Key Employee Share Option Plan, effective March 1, 2004 (the “KESOP”), which replaced the DCP. As discussed in greater detail below, executives are no longer entitled to make compensation deferrals under either the DCP or the KESOP. Although no additional deferrals are permitted under the DCP and the KESOP, previous deferrals credited under the DCP remain under that plan and prior options that have not yet been exercised remain outstanding under the KESOP. Mr. Courter was the only Named Executive Officer to have participated in the DCP. Mr. Courter and Mr. Knoller participated in the KESOP. Below are succinct narratives of the plans.

IDT Deferred Compensation Plan

The DCP was adopted to provide specified management or highly compensated employees with the option to defer the receipt of portions of their bonuses and compensation from the Company. This deferred compensation was placed into specific accounts under the DCP. The value of these accounts consists of the balance of the account to date plus any investment return credited since the last day of the preceding calendar year (calculated by applying the Investment Return Rate which is defined under the plan as a rate of at least 6% compounded annually) minus the aggregate amount of distributions since the last day of the preceding calendar year. The deferred compensation payable to a participant in the DCP is measured by the sum of the amounts credited to the participant’s account as of the date of the payment. Participants in the DCP are 100% vested in their accounts at all times. The distribution of any deferred compensation under the DCP commences upon the occurrence of the following events: the participant’s death, disability, a change in control of the Company or a participant’s termination of employment. As noted above, the KESOP was adopted to replace the DCP and, therefore, participants under the DCP are no longer eligible to make additional deferrals under the DCP.

IDT Key Employee Share Option Plan

The KESOP was established in 2004 to replace the DCP by providing certain executives, as determined each year by an appointed administrative committee, with options to purchase property (in this case, options to purchase certain mutual fund shares), which options replace all or a portion of the executive’s quarterly performance bonus. The options cover property with an initial value equal to 133.33% of the amount of compensation they replace with an exercise price equal to the greater of 25% of the fair market value on the date of the grant or 25% of the fair market value on the date of exercise. Thus, upon grant, the difference between the exercise price and the value of the option shares will equal the amount of compensation replaced. Thereafter, the value of the option will be affected by the increase or decrease in market value of the entire amount of the property covered by the option. Due to the American Jobs Creation Act of 2004, which added section 409A to the Internal Revenue Code, the administrative committee has determined to no longer designate eligible executives under the KESOP and, accordingly, no options were granted under the KESOP after December 31, 2004. Under the KESOP, an option may generally be exercised during an exercise period that commences six months from the grant date and ends no later than fifteen years after the grant date. However, the exercise period may end earlier upon certain events or as determined by the administrative committee.

Mr. Courter and Mr. Knoller are the only Named Executive Officers that have an option that was granted under the KESOP prior to the KESOP being effectively frozen as noted above. The administrative committee has elected to distribute to a participant an amount equal to any dividends or other cash distributions relative to those mutual funds underlying an option. Accordingly, their balance under the KESOP will only be affected by changes in the market value for the underlying mutual funds.

The following table sets forth information regarding James A. Courter’s and Mr. Marc E. Knoller’s holdings under the DCP and the KESOP as of July 31, 2008.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last Fiscal Year End ($)
James A. Courter	DCP	$—	$—	$25,491	$—	$436,471
	KESOP	$—	$—	$(14,248)	$19,289	$370,323	(2)
Marc E. Knoller	DCP	$—	$—	$—	$—	$—
	KESOP	$—	$—	$(87,859)	$40,483	$514,419	(3)

(1)	Included as “All Other Compensation” in the Summary Compensation Table.
(2)	Represents the net amount due to Mr. Courter upon exercise (i.e., net of the 25% option price).
(3)	Represents the net amount due to Mr. Knoller upon exercise (i.e., net of the 25% option price).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

James Courter and Howard Jonas are the only Named Executive Officers currently employed by the Company with whom the Company has entered into employment agreements. Under the terms of the Courter Employment Agreement in effect on July 31, 2008, in the event of his death, Mr. Courter’s estate will be granted twelve (12) months of his base salary. In the event of a change in control of the Company, Mr. Courter’s outstanding options and restricted shares will automatically vest. If Mr. Courter is terminated without cause or voluntarily terminates his employment with “good reason” as defined in the agreement, he is entitled to his base salary through the end of the term of the agreement, all of Mr. Courter’s outstanding options will automatically vest and Mr. Courter is then permitted to exercise any and all options that are outstanding as of the date of his termination within two (2) years from such date. Pursuant to the Courter Employment Agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement. Mr. Courter also has holdings pursuant to two Non-Qualified Deferred Compensation Plans. A detailed description of these plans and Mr. Courter’s holdings pursuant to these plans is provided above under the heading “Non-Qualified Deferred Compensation.” While payment under these plans is deferred and paid out upon certain triggering events, these holdings are already vested and are not enhanced by the employee’s termination and/or a change in control of the Company.

Under the terms of the of the Jonas Employment Agreement in effect as of July 31, 2008, in the event of his death, Mr. Jonas’ estate will be granted twelve (12) months of his base salary. If Mr. Jonas is terminated without cause or voluntarily terminates his employment with “good reason” as defined in the agreement, he is entitled to his base salary through the end of the term of the agreement. Pursuant to the Jonas Employment Agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of his agreement.

The Named Executive Officers have all been granted stock options and restricted stock pursuant to the Company’s 2005 Stock Option and Incentive Plan, as amended and restated. Under the 2005 Stock Option and Incentive Plan, as amended and restated, in the event of a change in control, (i) each option award which is outstanding at the time of the change in control automatically becomes fully vested and exercisable, and (ii) each share of restricted stock is released from any restrictions on transfer and repurchase or forfeiture rights.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers upon termination in various circumstances and/or a change in control of the Company (each an “Event”), assuming the Event took place on July 31, 2008. The potential payments are based on the Courter Employment Agreement, the Jonas Employment Agreement in effect as of July 31, 2008 and the 2005 Stock Option and Incentive Plan, as amended and restated, discussed above. For a more detailed description of the Employment Agreements, see the “Employment Agreements” section above. Marc J. Oppenheimer, Morris Lichtenstein and Mikhail Leibov are no longer employees of the company. Their numbers in the table below reflect actual severance payments that were triggered by an Event prior to the end of the last fiscal year.

Name	Event of Death ($)	Change In Control ($)	Termination For Cause/Voluntary Termination without Good Reason ($)	Termination Without Cause/Voluntary Termination with Good Reason ($)		Terminated Prior to the End of the Last Fiscal Year
James A. Courter(1)
Stock Options	—	—	—	—
Restricted Shares(2)	—	110,016	—	—
Base Salary/Severance	856,000			1,048,307	(3)

Stephen R. Brown
Stock Options	—	—	—	—
Restricted Shares(2)	—	38,940	—	—

Liore Alroy
Stock Options	—	—	—	—
Restricted Shares	—	—	—	—

Howard S. Jonas(4)
Stock Options	—	—	—	—
Restricted Shares	—	—	—	—
Base Salary/Severance	856,000	—	—	3,137,885	(5)

Marc E. Knoller
Stock Options	—	—	—	—
Restricted Shares	—	—	—	—

Marc J. Oppenheimer
Severance	—	—	—	—		675,409

Morris Lichtenstein
Severance/Consulting Fees(6)	—	—	—	—		6,700,000

Mikhail Leibov
Severance	—	—	—	—		1,500,000

(1)	The above table reflects potential payments that would have been made assuming an Event took place on July 31, 2008 and, therefore, only reflects payments that would have been made pursuant to the Courter Employment Agreement then in effect.
(2)	The value of each restricted share is computed by multiplying the closing market price per share of the Company’s Class B Common Stock on July 31, 2008 ($1.77) by the number of unvested shares of restricted stock held by the Named Executive Officer on that date.
(3)	The dollar amount is calculated by pro-rating Mr. Courter’s Base Salary to cover the period of time from July 31, 2008 through the end of the term of the Courter Employment Agreement (October 21, 2009).
(4)	The above table reflects potential payments that would have been made assuming an Event took place on July 31, 2008 and, therefore, only reflects payments that would have been made pursuant to the Jonas Employment Agreement then in effect.
(5)	The dollar amount is calculated by pro-rating Mr. Jonas’ base salary to cover the period of time from July 31, 2008 through the end of the term of the Jonas Employment Agreement (April 1, 2012).
(6)	For a detailed description of Mr. Lichtenstein’s consulting agreement, see the “Employment Agreements” section above.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company has adopted the 2005 Stock Option and Incentive Plan, as amended and restated, pursuant to which options to purchase Class B Common Stock, shares of restricted Class B Common Stock and Deferred Stock Units have been awarded. The 2005 Stock Option and Incentive Plan, as amended and restated, is described further in “Proposal No. 2” below. The Company anticipates awarding options to purchase Class B Common Stock, restricted Class B Common Stock and Deferred Stock Units to employees, officers, directors and consultants under such Plan.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company through July 31, 2008.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	5,317,255		$9.95	2,203,413
Equity compensation plans not approved by security holders	1,598,342	(2)	$9.83	—

Total	6,915,597		$9.92	2,203,413

(1)	All outstanding options are exercisable for shares of Class B Common Stock.
(2)	Consists of options to purchase shares of Class B Common Stock with substantially similar terms and vesting provisions as options to purchase Class B Common Stock granted pursuant to the Company’s 1996 Stock Option and Incentive Plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, as amended, the authorized number of directors on the Board of Directors is seventeen, with the number to be set by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at five. There are currently five directors on the Board of Directors, all of whom are standing for election at the Annual Meeting.

The current terms of all of the directors expire at the Annual Meeting. The nominees to the Board of Directors are Eric F. Cosentino, James A. Courter, Howard S. Jonas, James R. Mellor and Judah Schorr, each of whom has consented to be named in this proxy statement and to serve if elected. Brief biographical information about the nominees for directors is furnished below. Each of the nominees is currently serving as a director of the Company.

Each of these director nominees is standing for election for a term of one year until the 2009 annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. A majority of the votes cast at the Annual Meeting shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein.

Eric F. Cosentino has been a director of the Company since February 2007. Rev. Cosentino served on IDT Entertainment’s Board of Directors until it was sold to Liberty Media in 2006. Rev. Cosentino has been the Rector of the Episcopal Church of the Divine Love in Montrose, New York, since 1987. He began his ordained ministry in 1984, as curate (assistant) at St. Elizabeth’s Episcopal Church in Ridgewood, Bergen County, New Jersey. He has also served on the Board of Directors of the Evangelical Fellowship Anglican Communion of New York. Rev. Cosentino has published articles and book reviews for The Episcopal New Yorker, Care & Community, and Evangelical Journal.

James A. Courter joined the Company in October 1996 and served as President of the Company from October 1996 until July 2001. Since August 2001, Mr. Courter has served as the Chief Executive Officer of the Company. Mr. Courter has also been a director of the Company since March 1996 and has been Vice Chairman of the Board of Directors of the Company since March 1999. In addition, since December 1999, Mr. Courter has served as a director of IDT Telecom and as a director of Net2Phone, and has served as a director of IDT Capital since September 2004. Mr. Courter served as the Vice Chairman of IDT Entertainment from November 2003 to August 2006. Mr. Courter has been a senior partner in the New Jersey law firm of Courter, Kobert & Cohen since 1972. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter also serves as a director of The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Howard S. Jonas founded IDT in August 1990, and has served as Chairman of the Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of the Company from December 1991 until July 2001, as President of the Company from December 1991 through September 1996, and as Treasurer of the Company from inception through 2002. Mr. Jonas has also served as the Vice Chairman of the Board of Directors of IDT Telecom from December 1999 to April 2008, as Co-Chairman since April 2008, and as a director of IDT Capital since September 2004. Mr. Jonas served as Co-Chairman of the Board of Directors of IDT Entertainment from November 2004 until August 2006. Since August 2006, Mr. Jonas has been a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. In addition, Mr. Jonas has been a director of IDT Energy since June 2007 and a director of

American Shale Oil Corporation since January 2008. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone from October 2001 to October 2004, the Vice Chairman of the Board of Directors of Net2Phone from October 2004 to June 2006, and has served as the Chairman of Net2Phone since June 2006. Mr. Jonas received a B.A. in Economics from Harvard University.

James R. Mellor has been a director of the Company since December 2006. Mr. Mellor has been the Chairman of USEC, Inc. (NYSE: USU), a global energy company, since 1998 and previously served as its Chairman and Chief Executive Officer. Mr. Mellor retired as Chairman and Chief Executive Officer of General Dynamics Corporation in 1997 and held various positions at General Dynamics from 1981 to 1997. Mr. Mellor was also the President and Chief Operating Officer of AM International, Inc. and was a director from 1977 to 1981. Prior to 1981, Mr. Mellor spent 18 years with Litton Industries in a variety of engineering and management positions, including Executive Vice President of Litton’s Defense Group from 1973 to 1977. Mr. Mellor was also with Hughes Aircraft Company from 1955 to 1958. Mr. Mellor was a consultant to the Department of Defense from 1972 to 1975. He also served as Chairman of the Shipbuilders Council of America, Chairman of the Computer and Business Equipment Manufacturers Association, and as a member of the Board of Directors of the Armed Forces Communications and Electronics Association, the National Security Industrial Association, the Navy League of the United States, the Board of Councilors of the University of Southern California Business School, and the Board of Trustees of Loyola Marymount University. Mr. Mellor is a member of the National Advisory Council of the University of Michigan, and a member of the United States-Egypt Presidents Council. He is presently on the Boards of Directors of USEC, the Scripps Research Institute, and Materia, Inc. He served on the Boards of Directors of the Company from 1997 to 1999 and Net2Phone from 1999 to 2006. He is presently on the Board of Trustees of the University of California—Irvine, the National Museum of American History and the National Endowment for the Humanities. Mr. Mellor graduated from the University of Michigan in 1952 with a B.S. in Electrical Engineering and Mathematics. He was awarded a Master of Science degree from the same university in 1953.

Judah Schorr has been a director of the Company since December 2006. Mr. Schorr founded Judah Schorr MD PC in 1994, an anesthesia provider to hospitals, ambulatory surgery centers and medical offices, and has been its President and owner since its inception, as well as the President of its subsidiary, Tutto Anesthesia. Dr. Schorr is the Director of Anesthesia Services at Bergen Regional Medical Center, the largest hospital in the state of New Jersey, and the Managing Partner of Chavrusa Realty Corp., a commercial real-estate company in Long Island, New York. Dr. Schorr received his B.S. in Psychology from Brooklyn College and his M.D. from the University of Trieste Faculty of Medicine and Surgery in Italy.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Director Nominees and Executive Officers

The directors, director nominees and executive officers of the Company are as follows:

Name	Age	Position
Howard S. Jonas	52	Chairman of the Board of Directors and Director Nominee
James A. Courter	67	Chief Executive Officer, Vice Chairman of the Board of Directors and Director Nominee
Ira A. Greenstein	48	President
Stephen R. Brown	52	Chief Financial Officer and Treasurer
Bill Pereira	43	Executive Vice President of Finance
Mitch Silberman	40	Chief Accounting Officer and Controller
Joyce J. Mason	49	Executive Vice President, General Counsel and Corporate Secretary
Elliot Rothstein	41	Chief Legal Officer
Douglas W. Mauro	66	Chief Tax Officer
Liore Alroy	40	Executive Vice President
Marc E. Knoller	47	Executive Vice President
Eric F. Cosentino	51	Director and Director Nominee
James R. Mellor	78	Director and Director Nominee
Judah Schorr	56	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers, except for James A. Courter and Howard S. Jonas, whose information is set forth above:

Liore Alroy has served as an Executive Vice President and as Chairman of the Executive Committee of the Company since December 2007. Mr. Alroy has also served as the Chief Executive Officer, President and Co-Chairman of IDT Telecom since April 2008. Since October 2004, he has served as the Chief Executive Officer and a Director of Net2Phone, which was an affiliate of the Company that was fully acquired by the Company in March 2006. Mr. Alroy joined the Company in 2001 and has since served in various capacities with the Company and its affiliates, including as a Senior Vice President for Strategic Initiatives. He is a graduate of Cornell University and Columbia Law School.

Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995, a position he held until May 2006 and again from March 2007 through August 2007. Mr. Brown currently serves as the Chief Financial Officer and Treasurer of the Company, positions he has held since January 2008. Mr. Brown also served as Chief Operating Officer of the Company from October 2007 through January 2008, as Senior Vice President of the Company from September 2007 through October 2007 and as Treasurer of the Company from March 2007 through August 2007, a position he previously held from June 2002 through May 2006. Mr. Brown has been the Chairman of IDT Carmel since June 2007. Mr. Brown served as a director of the Company from February 2000 through December 2006. He served as Co-Chairman of the Board of IDT Entertainment from November 2003, and as President and Treasurer of that division from December 2002, until its sale in August 2006. Mr. Brown was a director of Net2Phone from October 2001 to October 2004 and the Chief Financial Officer of IDT Spectrum from June 2005 to November 2005. From 1985 to May 1995, Mr. Brown operated his own public accounting practice. Mr. Brown received a B.A. in Economics from Yeshiva University and a B.B.A. in Business and Accounting from Baruch College.

Ira A. Greenstein joined the Company in January 2000 and served as Counsel to the Chairman until July 2001. Since August 2001, Mr. Greenstein has served as the President of the Company and served as a director of the Company from December 2003 until December 2006. Prior to joining the Company, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999, where he served as the Chairman of that firm’s New York Office’s Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of the law firm Skadden, Arps, Slate,

Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Board of Directors of Document Security Systems, Inc. (AMEX:DMC), Broadband Maritime, Inc. and Regal Bank of New Jersey and on the Board of Advisors of the Columbia Law School Center on Corporate Governance. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

Marc E. Knoller has been an Executive Vice President of the Company since December 1998 and served as a director of the Company from March 1996 to August 2007. Mr. Knoller joined the Company as a Vice President in March 1991 and also served as a director of its predecessor. Mr. Knoller has served as Vice President of Jonas Media Group (f/k/a Jonas Publishing) since 1991. Mr. Knoller received a B.B.A. from Baruch College.

Joyce J. Mason has served as an Executive Vice President of the Company since December 1998 and as General Counsel and Corporate Secretary of the Company since its inception. Ms. Mason also served as a director of the Company since its inception until December 2006. In addition, Ms. Mason served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Douglas W. Mauro has been Chief Tax Officer of the Company since March 2005. He joined the Company in 1999 and is responsible for all tax matters for the Company. Mr. Mauro has over 25 years experience in corporate taxation. Mr. Mauro’s prior experience includes serving as Vice President, Tax for ICN Pharmaceuticals in Costa Mesa, California and extensive experience in international taxes at various pharmaceutical companies where he served as the top tax officer. Mr. Mauro received a B.B.A. in Accounting from Hofstra University and an M.B.A. in Tax from New York University Stern School of Business.

Bill Pereira has served as Executive Vice President of Finance for the Company since January 2008. Mr. Pereira initially joined the Company in December 2001 when the Company bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Company, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006. From 2006, Mr. Pereira has been a Senior Vice President of the Company, responsible for financial reporting, budgeting and planning. Prior to joining the Company, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a M.B.A. from the New York University Stern School of Business and a B.S. from Rutgers University.

Elliot Rothstein has served as Chief Legal Officer of the Company since July 2008. Mr. Rothstein has also served as the Company’s Senior Litigation Counsel from September 2006 to July 2008 and as Associate General Counsel, Litigation, from January 2006 to September 2006. Prior to joining the Company, Mr. Rothstein was an associate in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from September 1996 to January 2006. Mr. Rothstein received his juris doctor degree, summa cum laude, from Western New England College School of Law and his bachelor degree from McGill University.

Mitch Silberman has served as the Company’s Chief Accounting Officer and Controller since June 2006. Mr. Silberman joined the Company in October 2002 and held various positions, including Director of Financial Reporting and Assistant Controller, until June 2006. Prior to joining the Company, Mr. Silberman was a senior manager at KPMG LLP. Mr. Silberman, a Certified Public Accountant, received a B.S. in Accounting from Brooklyn College and has over 17 years of accounting and finance experience.

Relationships among Directors or Executive Officers

Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other familial relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY’S

2005 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED AND RESTATED

The Company’s stockholders are being asked to approve an amendment to the Company’s 2005 Stock Option and Incentive Plan, as amended and restated (the “2005 Plan”) that will (a) increase the number of shares automatically granted to each eligible non-employee director each year to 12,500 shares of Class B Common Stock for service on the Board of Directors and an additional 12,500 shares of Class B Common Stock for service as a member of one or more Committees of the Board of Directors, (b) increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 4,000,000 shares, (c) reserve 3,000,000 shares of Company’s Common Stock available for the grant of awards thereunder and (d) remove the restriction that prohibits a grantee from receiving more than 2,000,000 options to purchase Common Stock or Class B Common Stock or more than 2,000,000 shares of restricted stock or deferred stock units during a calendar year. The Board of Directors adopted the proposed amendment on October 31, 2008, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the proposed amendment to increase the number of shares automatically granted to each non-employee director each year to a total of 25,000 shares of Class B Common Stock is necessary in order to compensate the directors for the services they provide at an appropriate level and align their interests with those of the stockholders.

The Board of Directors believes that the proposed amendment to increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 4,000,000 shares is necessary in order to provide the Company with a sufficient reserve of shares of Class B Common Stock for future grants needed to attract and retain the services of key employees, directors and consultants of the Company essential to the Company’s long-term success. Such shares are necessary in part due to the recent grants to the Chairman and the Chief Executive Officer under the Revised Jonas Agreement and the Revised Courter Agreement.

The Board of Directors believes that the proposed amendment to reserve 3,000,000 shares of Company’s Common Stock available for the grant of awards thereunder is necessary in order to comply with the terms of the Revised Jonas Agreement.

The Board of Directors believes that the proposed amendment to remove the restriction on the number of shares that can be granted during a calendar year is necessary in order to comply with the terms of the Revised Jonas Agreement. The Board of Directors believes that base compensation to Mr. Jonas in the form of the Company’s Common Stock and Class B Common Stock is desirable because it further aligns Mr. Jonas’ interests with those of the stockholders.

The proposed amendment is being submitted for a stockholder vote in order to enable the Company to grant, among other equity grants permitted pursuant to the 2005 Plan, options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and because such approval may be required or advisable in connection with (i) the provisions set forth in Section 162(m) of the Code relating to the deductibility of certain compensation and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

The following description of the 2005 Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the 2005 Plan, as proposed to be amended. A copy of the 2005 Plan, as proposed to be amended, is attached hereto as Exhibit A and has been filed with the SEC with this Proxy Statement.

DESCRIPTION OF THE 2005 PLAN

Pursuant to the 2005 Plan, officers, employees, directors and consultants of the Company and certain of its subsidiaries are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and deferred stock units. Options granted under the 2005 Plan may be ISOs or non-qualified stock options (“NQSOs”). Stock appreciation rights (“SARs”) and limited stock appreciation rights (“LSARs”) may be granted either alone or simultaneously with the grant of an option. Restricted stock and deferred stock units may be granted in addition to or in lieu of any other award made under the 2005 Plan.

The maximum number of shares reserved for the grant of awards under the 2005 Plan is 12,500,000 (including the 4,000,000 shares of Class B Common Stock and the 3,000,000 shares of Common Stock reserved subject to approval of the stockholders of this Proposal). Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company’s authorized but unissued capital stock or from capital stock reacquired by the Company.

The Compensation Committee of the Board of Directors administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the number and class of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the 2005 Plan and may at any time adopt such rules and regulations for the 2005 Plan as it deems advisable, including the delegation of certain of its authority. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant.

An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the “Fair Market Value” (as defined in the 2005 Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to “Ten Percent Stockholders” of the Company (as defined in the 2005 Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock or Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the 2005 Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a “Change in Control,” a “Corporate Transaction” or a “Related Entity Disposition” (in each case, as defined in the 2005 Plan).

The 2005 Plan provides for automatic option and restricted stock grants to eligible non-employee directors of the Company and its non-public, majority-owned subsidiaries. Once per year, each non-employee director will receive 12,500 shares of stock and each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of such grant date shall receive an additional grant of 12,500 shares of stock (without duplicate grants for serving on multiple Board committees). New non-employee directors will receive a pro-rata amount (based on projected quarters of service for such calendar year following the grant date) of such annual grants on their date of initial election and qualification as a non-employee director. The grant date for incumbent annual non-employee director grants will be each January 5 (or the next business day).

The 2005 Plan also provides for the granting of restricted stock awards, which are awards of Common Stock or Class B Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “restricted period”). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

During the restricted period for a restricted stock award, the grantee will be entitled to receive dividends with respect to, and to vote, the shares of restricted stock awarded to him or her. If, during the restricted period, the grantee’s service with the Company terminates, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The 2005 Plan also permits the Compensation Committee to grant SARs and/or LSARS. Generally, SARs may be exercised at such time or times and only to the extent determined by the Compensation Committee and LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction (as defined in the 2005 Plan). LSARs will be exercisable at such time or times and only to the extent determined by the Compensation Committee. An LSAR granted in connection with an ISO is exercisable only if the Fair Market Value per share of Common Stock or Class B Common Stock, as applicable, on the date of grant exceeds the purchase price specified in the related ISO.

Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Class B Common Stock or Common Stock, as applicable, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date the SAR is exercised, over (ii) the exercise or other base price of the SAR or, if applicable, the exercise price per share of the option to which the SAR relates.

Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Class B Common Stock or Common Stock, as applicable, in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company’s assets, approved by the Company’s stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Class B Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock or Class B Common Stock, as applicable, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise or other base price of the LSAR or, if applicable, the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

When an SAR or LSAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the 2005 Plan.

The 2005 Plan further provides for the granting of deferred stock units, which are awards providing a right to receive shares of Common Stock or Class B Common Stock on a deferred basis, subject to such restrictions and a restricted period as the Compensation Committee determines. The Compensation Committee may also impose such other conditions and restrictions, if any, on the payment of shares as it deems appropriate, including the satisfaction of performance criteria. All deferred stock awards become fully vested in the event of a Change of Control, a Corporate Transaction or a Related Entity Disposition.

The grantee of a deferred stock unit will not be entitled to receive dividends or vote the underlying shares until the underlying shares are delivered to the grantee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 2005 Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company’s stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

No awards may be granted under the 2005 Plan after the tenth anniversary of its initial adoption.

ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. Non-qualified stock options (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs (and any SARs or LSARs related thereto) are permitted to transfer such NQSOs for no consideration to such holder’s “family members” (as defined in Form S-8) with the prior approval of the Compensation Committee.

Except as set forth in the table below, the Company cannot now determine the number of options or other awards to be granted in the future under the 2005 Plan to officers, directors, employees and consultants. Actual awards under the 2005 Plan to Named Executive Officers for Fiscal 2008 are reported under the heading “Grant of Plan-Based Awards.”

New Plan Benefits

Name and Principal Position	Number of Shares of Stock
Howard S. Jonas	6,179,282	(1)
James A. Courter	1,068,907	(2)
Non-Employee Director Group	75,000	(3)

(1)	Represents 2,650,000 shares of restricted Common Stock and 3,529,282 shares of restricted Class B Common Stock.
(2)	Represents shares of restricted Class B Common Stock.
(3)	Each of the three non-employee directors of the Company will receive an annual grant of 12,500 shares of restricted Class B Common Stock for being a director and an additional 12,500 shares of restricted Class B Common Stock for serving on a committee of the Board of Directors of the Company. In 2008, this automatic grant was made on January 5, 2008. Calculation is based upon the number of non-employee directors nominated for election at the Annual Meeting.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the 2005 Plan:

Incentive Stock Options. ISOs granted under the 2005 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of the Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Class B Common

Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Class B Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the 2005 Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NQSO by delivering shares of Common Stock or Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards. With respect to other awards under the 2005 Plan that are settled either in cash or in shares of Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Class B Common Stock received. Participants also will not recognize income upon the grant of a deferred stock unit, and will instead recognize ordinary income when shares of Class B Common Stock are delivered in satisfaction of such award.

With respect to restricted stock awards under the 2005 Plan that are restricted to transferability and subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”)—a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Class B Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Class B Common Stock or other property under the 2005 Plan will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying withholding tax liabilities that arise with respect to the delivery of cash or property (or vesting thereof), the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that would otherwise be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control. In general, if the total amount of payments to a participant that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including awards under the 2005 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and LSARs granted under the 2005 Plan should qualify for the performance-based compensation exception to Section 162(m).

On October 22, 2008, the last reported sale prices of the Company’s Class B Common Stock and Common Stock on the New York Stock Exchange were $0.63 and $0.62, respectively, per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE AMENDMENTS TO THE 2005 PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) that will increase the number of shares of Class B Common Stock available for issuance under the ESPP by 250,000 shares. The ESPP allows employees to purchase shares of the Company’s Class B Common Stock using payroll deductions. The Company’s stockholders are being asked to approve the proposed amendment to the ESPP so that participating employees may receive the special tax treatment provided by the Code.

The Board of Directors adopted the proposed amendment on September 16, 2008, subject to stockholder approval. The following description of the ESPP, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP, as proposed to be amended. A copy of the ESPP Plan, as proposed to be amended, is attached hereto as Exhibit B and has been filed with the SEC with this Proxy Statement.

Summary of the ESPP

The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries with an opportunity to purchase Class B Common Stock, and have an additional incentive to contribute to the success of the Company.

Number of Shares under the ESPP

The ESPP provides for the issuance of up to 1,500,000 shares of Class B Common Stock (including the 250,000 shares of Class B Common Stock reserved subject to approval of the stockholders in this Proposal).

Administration

The Compensation Committee of the Board of Directors administers the ESPP. The Compensation Committee has full power to interpret the ESPP, and its decisions are final and binding upon all participants.

Term

According to the terms of the ESPP, the ESPP terminates on September 16, 2013, unless all shares of Class B Common Stock available for issuance under the ESPP are distributed pursuant to the terms of the ESPP before September 16, 2013, in which case the ESPP will terminate as of the date of the last purchase made under the ESPP. The Board of Directors may also terminate the ESPP at any time. The Board of Directors voted on September 16, 2008 to terminate the ESPP, effective as of December 31, 2008. No new offering periods will commence thereafter.

Eligibility

Any employee of the Company or any of its participating subsidiaries will be eligible to participate in the ESPP, provided the employee is not customarily employed for 20 hours or less per week or five months or less in a calendar year. However, no employee will be eligible to participate in the ESPP if, immediately after the grant of an option to purchase stock under the ESPP, that employee would own 5% or more of either the voting power or the value of all classes of stock of the Company or of one of the Company’s subsidiaries. No employee’s rights to purchase Class B Common Stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 in market value of Class B Common Stock per calendar year. Eligible employees were able to participate in the ESPP beginning as of January 1, 2004. As of October 22, 2008, there were 917 employees of the Company and its participating subsidiaries who were eligible to participate in the ESPP.

Participation

Under the ESPP, a participant must authorize payroll deductions, which may not exceed 15% of his or her base wages or salary. No more than 2,000 shares may be purchased by a participant in any annual offering period. An employee’s right to participate in the ESPP will terminate when the employee’s employment with the Company or participating subsidiary terminates.

The ESPP provides for annual offering periods and semi-annual purchase periods within each offering period. The Compensation Committee may change the duration of a particular purchase period or offering period, but no offering period may exceed 27 months. The first day of each offering period is referred to as the offering date, except that for people who elect to participate after that date, a second offering date is the first day of the next purchase period. The last day of each purchase period is the purchase date.

Each participant will automatically be granted an option to purchase shares of Class B Common Stock on each purchase date. The option generally will expire at the end of the purchase period or upon termination of employment, whichever is earlier.

Purchases

Under the ESPP, shares will be purchased at a price equal to 85% of the lesser of (i) the fair market value of a share of Class B Common Stock on the offering date, or such fair market value on the second offering date if the participant was not participating on the offering date or (ii) the fair market value of a share of Class B Common Stock on the purchase date.

On October 22, 2008, the last reported sale price of the Class B Common Stock on the New York Stock Exchange was $0.63 per share. The number of shares of Class B Common Stock a participant purchases in each purchase period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price.

Termination of Employment

If a participant dies, retires or otherwise terminates employment, his or her accumulated payroll deductions as of the date of death, retirement or other termination will be refunded.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

If the number of outstanding shares of Class B Common Stock has increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company as a result of a stock split or the payment of a stock dividend or any other such change without receipt of any consideration by the Company, proportionate adjustments shall be made by the Compensation Committee in the number and/or kind of shares which are subject to purchase.

Participant Elections

A participant may increase, decrease or eliminate future payroll deductions to his or her account by filing a new election, provided such change is not made more than once in any purchase period. The change shall become effective as soon as practicable in accordance with the Compensation Committee’s rules and procedures for the next purchase period in which a payroll deduction under the ESPP would otherwise occur. A participant may also withdraw from participation (and receive a refund of accumulated payroll withholdings) for any purchase period by filing a notice of withdrawal at least 10 days before the end of a purchase period.

Amendment and Termination

The Board of Directors may terminate, suspend or amend in any way the ESPP at any time, except that stockholder approval is required to increase the number of shares of Class B Common Stock reserved for issuance under the ESPP or change the designation of the employees eligible to participate in the ESPP. The Board of Directors voted on September 16, 2008 to terminate the ESPP, effective as of December 31, 2008. No new offering periods will commence thereafter.

New Plan Benefits

Since benefits and amounts to be received under the ESPP depend on employees’ elections to participate and the fair market value of Class B Common Stock at various future dates, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees, either individually or collectively, if the amendment to the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

U.S. Federal Income Tax Consequences

If stockholders approve the amendment to the ESPP as described above, the ESPP, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant for United States federal income tax purposes until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon the sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than one year after the purchase date and two years or more from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on the last trading day of their purchase period.

Any additional gain should be treated as long-term capital gain. If the sales price is less than the purchase price, then the participant shall not recognize any ordinary income and such excess shall be treated as a long-term capital loss.

If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed to the Company.

The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the Class B Common Stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE

PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of Grant Thornton LLP for the Fiscal Year ending July 31, 2009.

Ernst & Young LLP served as the Company’s independent registered public accounting firm from 1993 to March 24, 2008. On March 24, 2008, the Audit Committee of the Board of Directors dismissed Ernst & Young and, on March 26, 2008, appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the remainder of Fiscal 2008. On September 15, 2008, the Audit Committee of the Board of Directors appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the remainder of Fiscal 2009. Neither the Company’s governing documents nor applicable law require stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of Grant Thornton. Even if Grant Thornton’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

The audit reports of Ernst & Young on the Company’s consolidated financial statements as of and for the years ended July 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Ernst & Young’s report on the Company’s consolidated financial statements for fiscal year 2006 included an explanatory paragraph regarding the change in the Company’s accounting for stock-based compensation required by SFAS No. 123R, “Share-Based Payment.” During the fiscal years ended July 31, 2007 and 2006 and through March 24, 2008, the date of the Audit Committee action, there were (1) no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods, and (2) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the above disclosures and requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from Ernst & Young was filed as Exhibit 16.1 to the Company’s Form 8-K filed on March 27, 2008.

During the two most recent fiscal years and through March 26, 2008, the date of Grant Thornton’s appointment by the Audit Committee, the Company did not consult with Grant Thornton regarding either (1) the application of accounting principles to any specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements or (3) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

We expect that representatives for Grant Thornton will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING JULY 31, 2009.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Grant Thornton LLP for the period from March 26, 2008 to July 31, 2008.

Year Ended July 31	2008
Audit Fees(1)	$1,943,350
Audit Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$1,943,350

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements, as well as fees for the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Grant Thornton LLP.

The following table presents fees billed for professional services rendered by Ernst & Young LLP August 1, 2007 to March 24, 2008 and for the fiscal year ended July 31, 2007.

Year Ended July 31	2008	2007
Audit Fees(1)	$988,235	$3,968,849
Audit Related Fees(2)	44,000	314,433
Tax Fees(3)	—	318,302
All Other Fees(4)	1,500	2,500

Total	$1,033,735	$4,604,084

(1)	Audit Fees consist of fees for the audit of the Company’s financial statements, as well as fees for the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. Also included in this category are fees for accounting consultations related to the Company’s financial statements and services associated with registration statements filed with the SEC.
(2)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. It also includes fees for due diligence services related to mergers, acquisitions, and investments, and other audit related services.
(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning (domestic and international).
(4)	Consists of fees for use of Ernst & Young online.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2007 and Fiscal 2008.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on the Company’s website at www.idt.net. The Audit Committee reviews the charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that James R. Mellor qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for Fiscal 2008, Grant Thornton, is responsible for performing independent audits of (i) the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended July 31, 2008, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2008, and has discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Grant Thornton has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James R. Mellor, Chairman
Eric Cosentino
Judah Schorr

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2009 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2009 annual meeting of stockholders must submit such proposals in writing to the General Counsel and Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 9, 2009. In addition, any stockholder proposal submitted with respect to the Company’s 2008 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary not less than 45 days prior to the day on which notice of the date of the Annual Meeting was mailed.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 7, 2008

Joyce Mason Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT A

IDT CORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated on October 31, 2008)

1. Purpose; Types of Awards; Construction.

The purpose of the IDT Corporation 2005 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, employees, directors and consultants of IDT Corporation (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2. Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means a change in ownership or control of the Company effected through either of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Class B Common Stock” shall mean shares of Class B Common Stock, par value $.01 per share, of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

(g) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.

(h) “Company” shall mean IDT Corporation, a corporation incorporated under the laws of the State of Delaware, or any successor corporation.

(i) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave (including without limitation service in the National Guard or the Army Reserves) or any other personal leave approved by the Committee. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(j) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(k) “Deferred Stock Units” mean a Grantee’s rights to receive shares of Class B Common Stock or Common Stock, as applicable, on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(l) “Disability” shall mean a Grantee’s inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of Class B Common Stock or Common Stock, as applicable, on the national securities exchange on which the Class B Common Stock or Common Stock, as applicable, is principally traded for the last preceding date on which there was a sale of such Class B Common Stock or Common Stock, as applicable, on such exchange, or (ii) if the shares of Class B Common Stock or Common Stock, as applicable, are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock or Common Stock, as applicable, in such over-the-counter market for the last preceding date on which there was a sale of such Class B Common Stock or Common Stock, as applicable, in such market, or (iii) if the shares of Class B Common Stock or Common Stock, as applicable, are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(o) “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units or Restricted Stock under the Plan.

(p) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(q) “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(r) “Insider Trading Policy” shall mean the Insider Trading Policy of the Company, as may be amended from time to time.

(s) “Limited Right” shall mean a limited stock appreciation right granted pursuant to Section 10 of the Plan.

(t) “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary (other than Net2Phone, Inc., Film Roman, Inc. or any other Subsidiary that has either (A) a class of “equity securities” (as defined in Rule 3a11-1 promulgated under the Exchange Act) registered under the Exchange Act or a similar foreign statute or (B) adopted any stock option plan, equity compensation plan or similar employee benefit plan in which non-employee directors of such Subsidiary are eligible to participate) who is not an employee of the Company or any Subsidiary.

(u) “Non-Employee Director Annual Grant” shall mean an award of 12,500 shares of Restricted Stock.

(v) “Non-Employee Director Grant Date” shall mean January 5 of the applicable year (or the following business day if January 5 is not a business day).

(w) “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(x) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Class B Common Stock or Common Stock, as applicable.

(y) “Option Agreement” shall have the meaning set forth in Section 6 of the Plan.

(z) “Option Price” shall mean the exercise price of the shares of Class B Common Stock or Common Stock, as applicable, covered by an Option.

(aa) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(bb) “Plan” means this IDT Corporation 2005 Stock Option and Incentive Plan, as amended or restated from time to time.

(cc) “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(dd) “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

(ee) “Restricted Period” shall have the meaning set forth in Section 11(b) of the Plan.

(ff) “Restricted Stock” means shares of Class B Common Stock or Common Stock, as applicable, issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(gg) “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

(hh) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(ii) “Stock Appreciation Right” shall mean the right, granted to a Grantee under Section 9 of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, from the date of grant to the date of exercise of the right, with payment to be made in cash or Class B Common Stock or Common Stock, as applicable, as specified in the award or determined by the Committee.

(jj) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk) “Tax Event” shall have the meaning set forth in Section 17 of the Plan.

(ll) “Ten Percent Stockholder” shall mean a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

(a) The Plan shall be administered by the Committee, the members of which may be composed of (i) “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code, or (ii) any other members of the Board.

(b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Class B Common Stock or Common Stock, as applicable, covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d) The Committee may delegate to one or more executive officers of the Company the authority to (i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards and (iii) to make interpretations of the Plan. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to any such executive officer or executive officers of the Company pursuant to this Section 3(d), and such executive officer or executive officers grant awards pursuant to such delegated authority, references in this Plan to the “Committee” as they relate to such awards shall be deemed to refer to such executive officer or executive officers, as applicable.

4. Eligibility.

Awards may be granted to executive officers, employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 of the Plan. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

(a) The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan shall be 9,500,000, subject to adjustment as provided in Section 12 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b) The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 3,000,000, subject to adjustment as provided in Section 12 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(c) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Class B Common Stock or Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

6. Terms and Conditions of Options.

(a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board or a consultant’s service shall be deemed to be employment with the Company.

(b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Class B Common Stock or Common Stock, as applicable, to which the Option relates.

(c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 of the Plan.

(e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Class B Common Stock or Common Stock, as applicable, having a Fair Market Value equal to such Option Price or in a combination of cash and Class B Common Stock or Common Stock, as applicable, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) of the Plan. An Option may be exercised, as to any or all full shares of Class B Common Stock or Common Stock, as applicable, as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Option is being exercised.

(g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) of the Plan, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service with the Company or any Subsidiary since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within 180 days after the date of termination (or such different period as the Committee shall prescribe).

(h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) of the Plan), or if the Grantee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

(i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 of the Plan.

8. Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 of the Plan:

(a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Class B Common Stock or Common Stock, as applicable, subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, shall be determined as of the date that the Option with respect to such shares was granted.

(b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Class B Common Stock or Common Stock, as applicable, on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

The Committee shall have authority to grant a Stock Appreciation Right, either alone or in tandem with any Option. A Stock Appreciation Right granted in tandem with an Option shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Stock Appreciation Right may be granted at such time or times as may be determined by the Committee.

(b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d) of the Plan.

(c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right during the period beginning two weeks prior to the end of each of the Company’s fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

(d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise of such Stock Appreciation Right over the exercise or other base price of the Stock Appreciation Right or, if applicable, the Option Price of the related Option, by (ii) the number of shares of Class B Common Stock or Common Stock, as applicable, as to which such Stock Appreciation Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option, if any, shall be canceled to the extent of the number of shares of Class B Common Stock or Common Stock, as applicable, as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Class B Common Stock or Common Stock, as applicable, as to which the Option is exercised or surrendered.

(f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

(g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) of the Plan may be made solely in whole shares of Class B Common Stock or Common Stock, as applicable, in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Class B Common Stock or Common Stock, as applicable, as the Committee deems advisable. If the Committee decides to make full payment in shares of Class B Common Stock or Common Stock, as applicable, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10. Limited Stock Appreciation Rights.

The Committee shall have authority to grant a Limited Right, either alone or in tandem with any Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Limited Right may be granted at such time or times as may be determined by the Committee.

(b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. A Limited Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Limited Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock or Common Stock, as applicable, on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

(i) in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of “Change in Control” (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

(ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of “Corporate Transaction” (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

(iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of “Change in Control” or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

(d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10 (c) shall be determined as follows:

(i) The term “Acquisition Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised.

(ii) The term “Acquisition Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(iii) The term “Merger Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

(iv) The term “Merger Spread” as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(v) The term “Spread” as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised over (B) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option, if any, shall cease to be exercisable to the extent of the shares of Class B Common Stock or Common Stock, as applicable, with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Class B Common Stock or Common Stock, as applicable, available for the grant of future awards pursuant to this Plan. Upon the exercise or termination of a related Option, if any, the Limited

Right with respect to such related Option shall terminate to the extent of the shares of Class B Common Stock or Common Stock, as applicable, with respect to which the related Option was exercised or terminated.

(f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Class B Common Stock or Common Stock, as applicable, with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11. Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible employee, director or consultant of the Company or of any Subsidiary. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including, but not limited to, the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Company may, at its option, maintain issued shares in book entry form. Certificates, if any, for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, any such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary, and such shares shall become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(d) OWNERSHIP. During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

(e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11A. Deferred Stock Units.

The Committee may award Deferred Stock Units to any outside director, eligible employee or consultant of the Company or of any Subsidiary. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement for Deferred Stock Units shall state the number of shares of Class B Common Stock or Common Stock, as applicable, to be subject to an award.

(b) RESTRICTIONS. Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Class B Common Stock or Common Stock, as applicable, are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or such Subsidiary.

(d) OWNERSHIP. Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

(e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any Deferred Stock Units awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of any restricted period with respect to any or all of the shares of Deferred Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

12. Effect of Certain Changes.

(a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Class B Common Stock or Common Stock, as applicable, available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) CHANGE IN CLASS B COMMON STOCK OR COMMON STOCK. In the event of a change in the Class B Common Stock or Common Stock as presently constituted that is limited to a change of all of its authorized shares of Class B Common Stock or Common Stock, as applicable, into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class B Common Stock or Common Stock, as applicable, within the meaning of the Plan.

13. Corporate Transaction; Change in Control; Related Entity Disposition.

(a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate, unless otherwise determined by the Committee. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c) RELATED ENTITY DISPOSITION. The Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company). Unless otherwise determined by the Committee, the Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

(d) SUBSTITUTE AWARDS. The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees, consultants or directors of another entity who become employees, consultants or directors of the Company or any Subsidiary by reason of a merger or consolidation of such entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of such entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 of the Plan.

14. Non-Employee Director Restricted Stock.

The provisions of this Section 14 shall apply only to certain grants of Restricted Stock to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Restricted Stock to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan and this Section 14, a Non-Employee Director’s service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

(a) GENERAL. Non-Employee Directors shall receive Restricted Stock in accordance with this Section 14. Restricted Stock granted pursuant to this Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of vesting by the Committee. Unless determined otherwise by the Committee, Non-Employee Directors shall not receive separate and additional grants hereunder for being a Non-Employee Director of (i) the Company and a Subsidiary or (ii) more than one Subsidiary.

(b) INITIAL GRANTS OF RESTRICTED STOCK. A Non-Employee Director who first becomes a Non-Employee Director shall receive a pro-rata amount (based on projected quarters of service to the following Non-Employee Director Grant Date) of a Non-Employee Director Annual Grant on his date of appointment as a Non-Employee Director. Also, a Non-Employee Director who first becomes a member of one or more committees of the Board shall receive a pro-rata amount (based on projected quarters of service to the following Non-Employee Director Grant Date) of a Non-Employee Director Annual Grant on his date of appointment to a committee (without duplication).

(c) ANNUAL GRANTS OF RESTRICTED STOCK. On each Non-Employee Director Grant Date, each Non-Employee Director shall receive a Non-Employee Director Annual Grant. Also on each Non-Employee Director Grant Date, each Non-Employee Director who serves as a member of one or more committees of the Board as of such date shall receive an additional Non-Employee Director Annual Grant (without duplication).

(d) VESTING OF RESTRICTED STOCK. Restricted Stock granted under this Section 14 shall be fully vested on the date of grant.

15. Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from September 21, 2005, the date the Board initially adopted the Plan. No awards shall be effective prior to the approval of the Plan by a majority of the Company’s stockholders.

16. Transferability of Awards.

(a) Incentive Stock Options and Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b) Nonqualified Stock Options shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable by a Grantee as a gift to the Grantee’s “family members” (as defined in Form S-8) under such terms and conditions as may be established by the Committee; provided that the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer (including, without limitation, the Insider Trading Policy) and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

(c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

(d) Restricted Stock shall remain subject to the Insider Trading Policy after the expiration of the Restricted Period. Deferred Stock Units shall remain subject to the Insider Trading Policy after payment thereof.

17. Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right, the expiration of a Restricted Period or payment of a Deferred Stock Unit (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Unless determined otherwise by the Committee, a Grantee shall permit, to the extent permitted or required by law, the Company to withhold federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. Unless otherwise determined by the Committee, any such above-described withholding obligation may, in the discretion of the Company, be satisfied by the withholding by the Company or delivery to the Company of Class B Common Stock or Common Stock, as applicable.

18. Rights as a Stockholder.

Except as provided in Section 11(d) of the Plan, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of such shares to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12(a) of the Plan.

19. No Rights to Employment; Forfeiture of Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue as a director of, in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or consulting relationship. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, or a director of the Company or any Subsidiary. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise, vesting or payment of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

20. Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

21. Authorized Share Approval; Amendment and Termination of the Plan.

(a) AUTHORIZED SHARE APPROVAL. The Plan initially became effective when adopted by the Board on September 21, 2005 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company’s stockholders on December 15, 2005, with 2,500,000 shares of Class B Common Stock authorized for awards under the Plan. The Board amended the Plan on September 27, 2006 to, among other things, increase the amount of shares authorized for award under the Plan to 4,000,000 shares of Class B Common Stock. The Company’s stockholders ratified such amendment to the Plan on December 14, 2006. The Board further amended the Plan on October 29, 2007 to increase the amount of shares authorized for award under the Plan to 5,500,000 shares of Class B Common Stock. The Company’s stockholders ratified such amendment to the Plan on December 18, 2007. The Board further amended the Plan on September 16, 2008 to, among other things, (i) increase the number of shares of the Company’s Class B Common Stock available for grant of awards under the Plan to 9,500,000 shares and (ii) reserve 3,000,000 shares of the Company’s Common Stock available for the grant of awards under the Plan. The Company’s stockholders ratified such amendment to the Plan on December 17, 2008.

(b) AMENDMENT AND TERMINATION OF THE PLAN. The Board, or the Committee if so delegated by the Board, at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, or the Committee if applicable, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 13(a) of the Plan, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

22. Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

EXHIBIT B

IDT CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated on September 16, 2008)

1. Establishment of Plan. IDT CORPORATION (the “Company”) proposes to grant options to purchase shares of the Company’s Class B Common Stock, $.01 par value per share (the “Class B Common Stock”), to eligible employees of the Company and its Participating Affiliates (as defined below) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary Corporation” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Affiliates” are Parent Corporations or Subsidiary Corporations that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. Affiliates may be designated as Participating Affiliates either before or after this Plan is approved by the Company’s stockholders as provided in Section 22. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of one million five hundred thousand (1,500,000) shares of Class B Common Stock are reserved for issuance under this Plan.

2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Affiliates with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Affiliates, and to provide an incentive for continued employment.

3. Administration.

(a) This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee in its sole discretion and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

(b) The Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation: (a) a minimum payroll deduction amount required for participation in an Offering Period, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering Period, (c) an exchange ratio applicable to amounts withheld in currency other than United States dollars, (d) a payroll deduction greater or less than the amount designated by a participant in order to adjust for the Company’s delay or mistake in processing an Enrollment Form (as defined in Section 6 below) or in otherwise effecting a participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (e) determination of the date and manner by which the Fair Market Value of the Class B Common Stock is determined for purposes of administration of the Plan, (f) delegate responsibility for Plan operation, management and administration, subject to the Committee’s oversight and control, on such terms as the Committee may establish, and (g) delegate to other persons the responsibility for performing appropriate functions as necessary, desirable or appropriate to further the purposes of this Plan.

4. Eligibility. Any individual employed by the Company or the Participating Affiliates for the 90 days prior to the “Offering Date” or “Second Offering Date” of an “Offering Period” (each as defined in Section 5 below) is eligible to participate in such Offering Period except the following:

(a) employees who are customarily employed for twenty (20) hours or less per week;

(b) employees who are customarily employed for five (5) months or less in a calendar year;

(c) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Affiliates or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined power or value of all classes of stock of the Company or any of its Participating Affiliates; and

(d) individuals who provide services to the Company or any of its Participating Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5. Offering Periods. The offering periods of this Plan (each, an “Offering Period”) shall be of twelve (12) months duration commencing the first business day after January 1 of each calendar year. The first day of each Offering Period is referred to as the “Offering Date.” Each Offering Period shall consist of two (2) consecutive purchase periods of approximately six (6) months duration (each, a “Purchase Period”). The first day of the second Purchase Period within each Offering Period is referred to as the “Second Offering Date.” A Purchase Period shall commence on the first business day after January 1 of each year and end on or about the next June 30, and a Purchase Period shall commence on the first business day after July 1 of each year and end on or about the next December 31. The last day of each Purchase Period is referred to as the “Purchase Date.” The Committee shall have the power to change the Offering Dates, Second Offering Dates or Purchase Dates and the duration of an Offering Period or Purchase Period without stockholder approval if such change is announced prior to the start of the relevant Offering Period or Purchase Period, or prior to such other time period as specified by the Committee; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the last day of an Offering Period or Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Offering Period or Purchase Period, as the case may be, shall end on the next following business day.

6. Participation in this Plan. An employee may participate during an Offering Period on the first Offering Date or Second Offering Date after such employee satisfies the eligibility requirements set forth in Section 4 above and delivers an approved enrollment form (the “Enrollment Form”) to the Company at least ten (10) business days prior to such Offering Date or Second Offering Date, or such other time period as specified by the Company. The Enrollment Form may be completed and submitted in paper form, or through a web-based enrollment program if allowed by the Company. Notwithstanding the foregoing, the Company may set a later time for filing the enrollment form authorizing payroll deductions for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the next Purchase Period and Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in a Purchase Offering Period as set forth in Section 11 below. A participant who has not otherwise withdrawn from this Plan under Section 11 is not required to file any additional Enrollment Form in order to continue participation in this Plan. However, a participant may deliver an approved change of enrollment form for a subsequent Purchase Period in accordance with the procedures set forth in this Section 6 if the participant wishes to change any of the elections contained in the participant’s then effective Enrollment Form for the following Purchase Period.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in an Offering Period under this Plan will constitute the grant by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Class B Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the Per Share Purchase Price as determined pursuant to Section 8 below (but in no event less than the par value of a share of Company’s Class B Common Stock), provided, however, that the number of shares of the Company’s Class B Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Section 10 below. The Fair Market Value of a share of the Company’s Class B Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price per share (“Per Share Purchase Price”) at which a share of Class B Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date, or the Fair Market Value on the Second Offering Date if the employee was not a participant on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” of the Class B Common Stock on any given date means (i) the closing sale price per share of Class B Common Stock for such date on the national securities exchange on which the Class B Common Stock is principally traded, or (ii) if the shares of Class B Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock in such over-the-counter market for such date, or (iii) if the shares of Class B Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be for whole dollar amounts specified on an Enrollment Form, subject to a minimum amount of $10 per pay period, or such other minimum amount established by the Company. The deduction shall also not exceed fifteen percent (15%) of the participant’s base wages or salary for a pay period, prior to any participant elections to reduce regular cash remuneration under Sections 125 or 401(k) of the Code. Payroll deductions shall commence on the first payday after commencement of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may increase or decrease the amount of payroll deductions during an Offering Period by filing with the Company a change of enrollment form provided by the Company, in which case the new amount shall become effective as soon as is practicable for a payroll period commencing after the Company’s receipt of the change in enrollment form and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the amount of payroll deductions may be made at any time during a Purchase Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the amount of payroll deductions for any subsequent Purchase Period by filing with the Company a change of enrollment form prior to the beginning of such Offering Period, or prior to such other time period as specified by the Company.

(c) A participant may reduce his or her payroll deduction amount to zero during a Purchase Period by filing a change of enrollment form with the Company. Such reduction shall be effective as soon as is practicable for a payroll period commencing after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Purchase Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Class B Common Stock in accordance with paragraph (e) below. A participant may not resume making payroll deductions during the Purchase Period in which he or she reduced his or her payroll deductions to zero.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a notice of withdrawal from the Plan before such Purchase Date in accordance with Section 11, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Class B Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Per Share Purchase Price shall be as specified in Section 8. Any cash remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Class B Common Stock of the Company shall, at the discretion of the Company, be carried forward or refunded to the participant, without interest. If this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Class B Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares to a designated broker/dealer for the participant’s benefit representing the shares purchased upon exercise of his or her option, subject to compliance with Section 24 below.

(g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase Class B Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Parent Corporation or Subsidiary Corporation, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit; provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Purchase Period or before such time period as specified by the Company, the Company may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the “Maximum Share Amount”). Until otherwise determined by the Company, the Maximum Share Amount shall be 2,000 shares for each Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount before commencement of the next Purchase Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Company as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Company shall determine to be equitable.

(d) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest, provided that, any amount remaining in such participant’s account which is less than the amount necessary to purchase a full share of Class B Common Stock of the Company shall be carried forward or refunded as described in Section 10 (e).

11. Withdrawal.

(a) Each participant may withdraw from a Purchase Period under this Plan by signing and delivering to the Company a notice of withdrawal provided by the Company, which notice must be received in hard copy by the Department of Human Resources of the Company at least ten (10) business days prior to the end of an applicable Purchase Period, or such other time as specified by the Company.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. If a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan commencing after such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Affiliate, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. If a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or if this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Class B Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Class B Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Class B Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Class B Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Class B Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Class B Common Stock effected without receipt of any consideration by the Company. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 14 shall be rounded down to the nearest whole number, and in no event may the Per Share Purchase Price be decreased to an amount less than the par value, if any, of the Class B Common Stock. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class B Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and either give each participant the right to purchase shares under this Plan prior to such termination or return all accumulated payroll deductions to each participant, without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, provided that the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, (each a “Sale Event”) the Company shall apply the funds contributed under the Plan to the purchase of shares of Class B Common Stock pursuant to the provisions of Section 9 immediately prior to the effective date of such Sale Event. Notwithstanding the foregoing, the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”), may elect to assume the Company’s rights and obligations under the Plan and, in that event, there shall be no purchase before the end of the Purchase Period in which the Sale Event occurs.

The Committee may, if it so determines in its sole discretion, also make provision for adjusting the share reserve set forth in Section 1, as well as the price per share of Class B Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Class B Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15. Withholding. The participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Company or any of its Participating Affiliates, if any, which arise in connection with participation in the Plan. The Company and its Participating Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

16. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

17. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive as soon as practicable after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

18. Notice of Disqualifying Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the earlier of two (2) years from the Offering Date (or Second Offering Date, if applicable) or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates, and the Company may require all participants to use a designated broker/dealer to facilitate such notice.

19. No Rights as Stockholder or to Continued Employment. A participant shall have no rights as a stockholder by virtue of participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the participant’s purchase right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 14. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Affiliate, or restrict the right of the Company or any Participating Affiliate to terminate such employee’s employment at any time.

20. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Term; Stockholder Approval. This Plan shall be submitted for approval by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after September 16, 2003, the date on which the Board adopted this Plan. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Class B Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

23. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, under this Plan in the event of such participant’s death subsequent to the end of any Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

24. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

26. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that (i) any such termination cannot affect options previously granted under this Plan unless the Board determines that the termination of the Plan immediately following any Purchase Date is in the best interests of the Company and its stockholders, (ii) any amendment may not adversely affect the previously granted purchase right of any participant unless permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Class B Common Stock under applicable federal, state or foreign securities laws, and (iii) any amendment must be approved by the stockholders of the Company in accordance with Section 2 above within twelve

(12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

(a) increase the number of shares that may be issued under this Plan;

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(c) constitute any other action taken by the Board that, by its terms, is contingent on stockholder approval.

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 17, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Election of Directors: NOMINEES: Eric F. Cosentino James A. Courter Howard S. Jonas James R. Mellor Judah Schorr	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐

2.  Approval of an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will (a) increase the number of shares automatically granted to each non-employee director each year to 12,500 shares of Class B Common Stock for service on the Board of Directors and an additional 12,500 shares of Class B Common Stock for service as a member of one or more Committees of the Board of Directors, (b) increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 4,000,000 shares, (c) reserve 3,000,000 shares of the Company’s Common Stock available for the grant of awards thereunder and (d) remove the restriction that prohibits a grantee from receiving more than 2,000,000 options to purchase Common Stock or Class B Common Stock or more than 2,000,000 shares of restricted stock or deferred stock units during a calendar year.

					☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

3.  Approval of an amendment to the IDT Corporation Employee Stock Purchase Plan that will increase the number of shares of the Company’s Class B Common Stock available for issuance thereunder by an additional 250,000 shares.

	☐	☐	☐	4. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2009.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2008	Signature of Stockholder	Date: , 2008

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IDT CORPORATION

520 Broad Street, Newark, New Jersey 07102

(973) 438-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 17, 2008

The undersigned appoints Howard S. Jonas and James A. Courter, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the offices of IDT Corporation at 520 Broad Street, Newark, New Jersey on December 17, 2008 at 10:30 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 17, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Election of Directors: NOMINEES: Eric F. Cosentino James A. Courter Howard S. Jonas James R. Mellor Judah Schorr	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐

2. Approval of an amendment to the IDT Corporation 2005 Stock Option and Incentive Plan that will (a) increase the number of shares automatically granted to each non-employee director each year to 12,500 shares of Class B Common Stock for service on the Board of Directors and an additional 12,500 shares of Class B Common Stock for service as a member of one or more Committees of the Board of Directors, (b) increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 4,000,000 shares, (c) reserve 3,000,000 shares of the Company’s Common Stock available for the grant of awards thereunder and (d) remove the restriction that prohibits a grantee from receiving more than 2,000,000 options to purchase Common Stock or Class B Common Stock or more than 2,000,000 shares of restricted stock or deferred stock units during a calendar year.

					☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

3. Approval of an amendment to the IDT Corporation Employee Stock Purchase Plan that will increase the number of shares of the Company’s Class B Common Stock available for issuance thereunder by an additional 250,000 shares.

	☐	☐	☐	4. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2009.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐

Signature of Stockholder	Date: , 2008	Signature of Stockholder	Date: , 2008

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.